Exhibit 99

EXECUTION VERSION

Published Deal CUSIP: 77432KAL5

Published Revolver CUSIP: 77432KAM3

$1,250,000,000

FIVE-YEAR CREDIT AGREEMENT

dated as of November 13, 2018

among

ROCKWELL AUTOMATION, INC.

THE BANKS FROM TIME TO TIME PARTY HERETO

BANK OF AMERICA, N.A.,

as Administrative Agent,

GOLDMAN SACHS BANK USA

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication Agents,

and

BANK OF CHINA, CHICAGO BRANCH, THE BANK OF NEW YORK MELLON, BMO HARRIS BANK N.A., CITIBANK, N.A., DEUTSCHE BANK SECURITIES INC., PNC BANK, NATIONAL ASSOCIATION, THE TORONTO-DOMINION BANK, NEW YORK BRANCH and U.S. BANK NATIONAL ASSOCIATION,

as Documentation Agents

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

GOLDMAN SACHS BANK USA

and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

PAGE

ARTICLE 1

DEFINITIONS

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

ii

Schedules

Pricing Schedule

Commitment Schedule

Exhibits

Exhibit A	–	Form of Opinion of General Counsel to the Company
Exhibit B	–	Form of Opinion of Special Counsel to the Company
Exhibit C	–	Form of Assignment and Assumption Agreement
Exhibit D	–	Form of Designation Agreement
Exhibit E	–	Form of Extension Agreement

iii

FIVE-YEAR CREDIT AGREEMENT

FIVE-YEAR CREDIT AGREEMENT dated as of November 13, 2018 among ROCKWELL AUTOMATION, INC., the BANKS from time to time party hereto and BANK OF AMERICA, N.A., as Administrative Agent.

The Company has requested that the Banks provide a revolving credit facility, and the Banks are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

“Act” has the meaning set forth in Section 9.13.

“Additional Bank” has the meaning set forth in Section 2.17(b).

“Administrative Agent” means Bank of America, N.A., in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

“Administrative Questionnaire” means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Company) duly completed by such Bank.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means the Administrative Agent, each Syndication Agent and each Documentation Agent.

“Agreement” means this Five-Year Credit Agreement, as the same may at any time be amended, restated, amended and restated, supplemented or otherwise modified in accordance with the terms hereof.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Affiliates from time to time concerning or relating to bribery or corruption.

“Applicable Lending Office” means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office, and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

“Approved Fund” means any Fund that is administered or managed by (i) a Bank, (ii) an affiliate of a Bank or (iii) an entity or an affiliate of an entity that administers or manages a Bank.

“Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), Goldman Sachs Bank USA and Wells Fargo Securities, LLC, in each case in its capacity as a joint lead arranger and joint bookrunner hereunder.

“Assignee” has the meaning set forth in Section 9.06(c).

“Assignment and Assumption Agreement” has the meaning set forth in Section 9.06(c).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank” means each bank or other institution listed in the Commitment Schedule, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means, for any day, a rate per annum equal to the highest of (i) the Prime Rate for such day, (ii) the sum of 1⁄2 of 1% plus the Federal Funds Rate for such day and (iii) the sum of 1% plus the London Interbank Offered Rate for a one month Interest Period on such day (or if such day is not a Euro-Dollar Business Day, on the immediately preceding Euro-Dollar Business Day); provided that if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in the Base Rate due to a change in the Federal Funds Rate or the London Interbank Offered Rate shall be effective from and including the effective date of such change in the Federal Funds Rate or the London Interbank Offered Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 8.01 hereof, then the Base Rate shall be the greater of clauses (i) and (ii) above and shall be determined without reference to clause (iii) above.

“Base Rate Loan” means a Loan that bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or Article 8.

“Base Rate Margin” means a rate per annum determined in accordance with the Pricing Schedule.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“Borrowing” has the meaning set forth in Section 1.03.

“Change in Law” means (a) the adoption of any law, rule, regulation or treaty after the date of this Agreement, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority in each case after the date of this Agreement or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority after the date of this Agreement; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Commission” means the Securities and Exchange Commission, or any successor to its duties under the Securities Exchange Act of 1934.

“Commitment” means (i) with respect to each Bank, the amount set forth opposite the name of such Bank on the Commitment Schedule, (ii) with respect to each Additional Bank which becomes a Bank pursuant to Section 2.17, the amount of the Commitment thereby assumed by it and (iii) with respect to any Assignee, the amount of the transferor Bank’s Commitment assigned to such Assignee pursuant to Section 9.06(c), in each case as such amount may be reduced from time to time pursuant to Section 2.09, increased pursuant to Section 2.17 or changed as a result of an assignment pursuant to Section 9.06(c).

“Commitment Increase” has the meaning set forth in Section 2.17(a).

“Commitment Schedule” means the Schedule attached hereto identified as such.

“Company” means Rockwell Automation, Inc., a Delaware corporation, and its successors.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus, (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) non-cash mark-to-market losses on equity investments or pensions, (v) any extraordinary non-cash charges for such period, and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, the sum of (i) non-cash mark-to-market gains on equity investments or pensions and (ii) any extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP.

“Consolidated Funded Debt” means, at any date, the Funded Debt of the Company and its Restricted Subsidiaries, as consolidated and determined as of such date in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, the consolidated total interest expense of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income or net loss of the Company and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded, without duplication, the income or loss of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries, or the date that such Person’s assets are acquired by the Company or any Subsidiary.

“Consolidated Net Tangible Assets” means the total amount of the Company’s and its Consolidated Subsidiaries’ consolidated assets (less applicable reserves and other properly deductible items) after deducting: (i) all current liabilities, excluding any current liabilities which are by their terms extendible or renewable at the option of the obligor on the liabilities to a time more than 12 months after the time as of which the amount of current liabilities is being computed and (ii) all goodwill, trade names, trademarks, patents and other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries and computed in accordance with GAAP.

“Consolidated Subsidiary” means, as to any Person, at any date any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Debt” of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all Guarantees by such Person of Debt of another Person (each such Guarantee to constitute Debt in an amount equal to the amount of such other Person’s Debt Guaranteed thereby).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Bank” means any Bank, as reasonably determined by the Administrative Agent after notice to the Company and such Bank, that has (a) failed to comply with its obligation to fund any portion of its Loans as required hereunder within three Domestic Business Days unless such Bank’s failure to fund such Loan is based on such Bank’s good faith determination that the conditions precedent to funding such Loan under this Agreement have not been satisfied and such Bank has notified the Administrative Agent in writing of such, (b) notified the Company or the Administrative Agent in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement that it does not intend to comply with its funding obligations under this Agreement, (c) failed, within three Domestic Business Days after written request by the Administrative Agent (based on the reasonable belief that such Bank may not fulfill its obligations), to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans; provided that any such Bank shall cease to be a Defaulting Bank under this clause (c) upon receipt of such confirmation by the Administrative Agent, (d) otherwise failed to pay over to the Administrative Agent or any other Bank any other amount (other than a de minimis amount) required to be paid by it hereunder within three Domestic Business Days of the date when due unless the subject of a good faith dispute, or (e) (i) been adjudicated as, or determined by any governmental authority having regulatory authority over such Person or its assets to be, insolvent or has a parent company that has been adjudicated as, or determined by any governmental authority having regulatory authority over such Person or its assets to be, insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (iii) become or has a parent company that has become the subject of a Bail-In Action (unless in the case of any Bank referred to in this clause (e) the Company and the Administrative Agent shall be satisfied that such Bank intends, and has all approvals required to enable it, to continue to perform its obligations as a Bank hereunder); provided that a Bank shall not be a Defaulting Bank solely by virtue of (i) the ownership or acquisition of an Equity Interest in such Bank or a parent company thereof by a governmental authority or an instrumentality thereof or (ii) in the case of a solvent Bank, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority under or based on the law of the country where such Bank or its parent holding company is subject to home jurisdiction supervision if applicable law requires that such appointment not be publicly disclosed, in any such case, where such action does not result in or provide any such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit any such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any obligations of such Bank hereunder. Any determination by the Administrative Agent that a Bank is a Defaulting Bank under any one or more of clauses (a) through (e) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Bank shall be deemed to be a Defaulting Bank as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company and each other Bank promptly following such determination.

“Designated Bank” means, with respect to any Designating Bank, an Eligible Designee designated by it pursuant to Section 9.07(a) as a Designated Bank for purposes of this Agreement.

“Designating Bank” means, with respect to each Designated Bank, the Bank that designated such Designated Bank pursuant to Section 9.07(a).

“Designation Agreement” has the meaning set forth in Section 9.07(a).

“Documentation Agents” means Bank of China, Chicago Branch, The Bank of New York Mellon, BMO Harris Bank N.A., Citibank, N.A., Deutsche Bank Securities Inc., PNC Bank, National Association, The Toronto-Dominion Bank, New York Branch and U.S. Bank National Association, in their capacity as documentation agents hereunder.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Domestic Lending Office” means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Administrative Agent.

“EEA Financial Institution” means (a) any credit institution or investment firm established in an EEA Member Country which is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition; or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of an EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date this Agreement becomes effective in accordance with Section 3.01.

“Eligible Designee” means a special purpose corporation that (i) is organized under the laws of the United States or any state thereof, (ii) is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment or the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including (without limitation) ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any

Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Internal Revenue Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro-Dollar Business Day” means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

“Euro-Dollar Lending Office” means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Administrative Agent.

“Euro-Dollar Loan” means a Loan that bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

“Euro-Dollar Margin” means a rate per annum determined in accordance with the Pricing Schedule.

“Euro-Dollar Rate” means a rate of interest determined pursuant to Section 2.06(b) on the basis of clause (a) of the London Interbank Offered Rate.

“Euro-Dollar Reserve Percentage” has the meaning set forth in Section 2.15.

“Events of Default” has the meaning set forth in Section 6.01.

“Excluded Taxes” means (i) in the case of each Bank and the Administrative Agent, Taxes imposed on or measured by its income, and franchise or similar Taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or in which its principal executive office is located or any political subdivision thereof or by any State, possession or territory of the United States in which such Bank or the Administrative Agent (as the case may be) is doing business, (ii) in the case of each Bank, Taxes imposed on or measured by its income, and franchise or similar Taxes imposed on it, by the jurisdiction of such Bank’s Applicable Lending Office or any political subdivision thereof, (iii) branch profits Tax imposed by the United States, (iv) United States withholding Taxes to the extent imposed as a result of a Bank voluntarily designating a successor Applicable Lending Office, which has the effect of causing such Bank to become subject to United States withholding Tax payments in excess of those in effect immediately prior to such designation, (v) Taxes resulting from FATCA, and (vi) in the case of each Bank and the Administrative Agent, Taxes imposed by any jurisdiction or any political subdivision thereof as a result of a connection between the Bank or the Administrative Agent and such jurisdiction or political subdivision (other than a connection resulting solely from executing, delivering or performing its obligations or receiving a payment under, receiving or perfecting a security interest under, enforcing, selling or assigning an interest in, or engaging in any other transaction pursuant to this Agreement).

“Existing Credit Agreement” means the Five-Year Credit Agreement dated as of March 24, 2015 (as amended prior to the Effective Date) among the Company, the banks party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A. and Goldman Sachs Bank USA, as syndication agents, and The Bank of New York Mellon, BMO Harris Bank N.A., Citibank, N.A., Deutsche Bank Securities Inc., The Northern Trust Company, PNC Bank, National Association, U.S. Bank National Association and Wells Fargo Bank, National Association, as documentation agents.

“Existing Termination Date” has the meaning set forth in Section 2.18(d).

“Extended Commitments” has the meaning set forth in Section 2.18(d).

“Extending Bank” has the meaning set forth in Section 2.18(d).

“Extension Agreement” has the meaning set forth in Section 2.18(e).

“Extension Date” has the meaning set forth in Section 2.18(a).

“Extension Request” has the meaning set forth in Section 2.18(a).

“Facility Fee Rate” means a rate per annum determined in accordance with the Pricing Schedule.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement and any amended or successor version that is substantively comparable and not materially more onerous to comply with, and any regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (a) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (b) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America, N.A. (and its successors), on such day on such transactions as determined by the Administrative Agent; provided, further that, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” of any Person means, at any date of computation, all indebtedness for borrowed money of such Person which by its terms matures more than 12 months after such date or which is extendible or renewable at the option of such Person to a time more than 12 months after such date; provided, however, that (i) Funded Debt shall include all obligations in respect of lease rentals which under GAAP appear on a balance sheet of such Person as a liability item other than a current liability, (ii) in the case of the Company, Funded Debt shall not include Subordinated Debt and (iii) outstanding preferred stock of a Restricted Subsidiary that is not owned by the Company or a Wholly-Owned Restricted Subsidiary shall be deemed to constitute a principal amount of Funded Debt equal to the par value or involuntary liquidation value, whichever amount is higher, of such preferred stock.

“GAAP” means generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company’s independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government including any applicable supranational bodies (such as the European Union or the European Central Bank).

“Group of Loans” means, at any time, a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time or (ii) all Euro-Dollar Loans having the same Interest Period at such time; provided that, if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hazardous Substances” means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives and by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

“Impacted Loans” has the meaning set forth in Section 8.01(a).

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under this Agreement or any Loan.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Information” has the meaning set forth in Section 9.12.

“Interest Period” means, with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in a Notice of Interest Rate Election and ending one, two, three or six months thereafter (in each case, subject to availability), as the Company may elect in such notice; provided that:

(a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

(b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Dollar Business Day of a calendar month; and

(c) no Interest Period shall extend beyond the Termination Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986.

“LIBOR” has the meaning set forth in the definition of “London Interbank Offered Rate”.

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate” has the meaning specified in Section 8.01(c).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent (in consultation with the Company), to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Company).

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has substantially the same practical effect as a security interest, in respect of such asset. For purposes hereof, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan” means a loan made by a Bank pursuant to Section 2.01(a); provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term “Loan” shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

“Loan Document” means this Agreement, including without limitation, schedules and exhibits hereto and any agreements entered into in connection herewith, including amendments, modifications or supplements hereto or waivers hereof, any promissory notes and any other documents executed and delivered in connection with this Agreement.

“London Interbank Offered Rate” means:

(a) for any Interest Period with respect to a Euro-Dollar Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. dollars for a period equal in length to such Interest Period (“LIBOR”) as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent in its reasonable discretion from time to time) at approximately 11:00 a.m., London time, two Euro-Dollar Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Euro-Dollar Business Days prior to such date for U.S. dollar deposits with a term of one month commencing that day; and

(c) notwithstanding the foregoing, if the London Interbank Offered Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Material Debt” means a Single Issue (other than the Loans) of the Company and/or one or more of its Subsidiaries in a principal amount exceeding $75,000,000.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Non-Consenting Bank” means any Bank that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Banks in accordance with the terms of Section 9.05 and (b) has been approved by the Required Banks.

“Non-Extending Bank” has the meaning set forth in Section 2.18(b).

“Notice of Borrowing” has the meaning specified in Section 2.02.

“Notice of Interest Rate Election” has the meaning specified in Section 2.07.

“Other Taxes” has the meaning specified in Section 8.04(b).

“Parent” means, with respect to any Bank, any Person controlling such Bank.

“Participant” has the meaning set forth in Section 9.06.

“Participant Register” has the meaning set forth in Section 9.06.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA that is subject to Title IV of ERISA or Section 412 or 430 of the Internal Revenue Code to which the Company or any ERISA Affiliate has any liability.

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan and any plan that provides post-employment health or welfare benefits), maintained for employees of the Company or any such Plan to which the Company is required to contribute on behalf of any of its employees.

“Platform” means Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar electronic transmission system.

“Pricing Schedule” means the Schedule attached hereto identified as such.

“Prime Rate” means the rate of interest publicly announced by Bank of America, N.A. (and its successors) from time to time as its “prime rate”. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Principal Property” means any real property (including buildings and other improvements) of the Company or any Restricted Subsidiary whether currently owned or hereafter acquired (other than any property hereafter acquired for the control or abatement of atmospheric pollutants or contaminants or water, noise, odor or other pollution, or for purposes of developing a cogeneration facility or a small power production facility as such terms are defined in the Public Utility Regulatory Policies Act of 1978) which (i) has, at any date of determination, a book value in excess of 7.5% of Consolidated Net Tangible Assets and (ii) in the opinion of the board of directors of the Company (or any duly authorized committee thereof) is of material importance to the total business conducted by the Company and its Restricted Subsidiaries as a whole.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Side Bank” has the meaning set forth in Section 5.01(c).

“Quarterly Payment Dates” means each March 31, June 30, September 30 and December 31; provided, however, that, in each case, if such date is not a Domestic Business Day, such Quarterly Payment Date shall be the immediately preceding Domestic Business Day.

“Register” has the meaning set forth in Section 9.06(f).

“Regulation T, U or X” means Regulation T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Removal Effective Date” has the meaning set forth in Section 7.09(b).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than an event for which the 30 day notice period has been waived.

“Required Banks” means at any time Banks having more than 50% of the aggregate amount of the Commitments of all Banks or, if the Commitments shall have been terminated, holding more than 50% of the aggregate unpaid principal amount of the Loans, in each case exclusive of Defaulting Banks.

“Resignation Effective Date” has the meaning set forth in Section 7.09(a).

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Revolving Credit Period” means the period from and including the Effective Date to the earliest of (a) the Termination Date, (b) the date of termination of the Commitments of all Banks pursuant to Section 2.09, and (c) the date of termination of the commitment of each Bank to make Loans pursuant to Section 6.01.

“Sale and Lease-Back Transaction” has the meaning specified in Section 5.08.

“Sanctioned Country” means, at any time, a country, territory, or region which is itself the subject or target of any comprehensive territorial Sanctions administered or enforced by any Sanctions Authority (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any publicly-available Sanctions-related list of designated Persons maintained by any Sanctions Authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by one or more Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any Sanctions Authority.

“Sanctions Authority” means (a) the U.S. government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State, and (b) the United Nations Security Council, the European Union and Her Majesty’s Treasury of the United Kingdom.

“Scheduled Unavailability Date” has the meaning specified in 8.01(c).

“Secured Debt” means indebtedness for borrowed money of the Company or a Restricted Subsidiary (other than indebtedness owed by a Restricted Subsidiary to the Company, by a Restricted Subsidiary to another Restricted Subsidiary or by the Company to a Restricted Subsidiary), which is secured by (a) a mortgage or other lien on any Principal Property of the Company or a Restricted Subsidiary or (b) a pledge, lien or other security interest on any shares of stock or indebtedness of a Restricted Subsidiary. The amount of Secured Debt at any time outstanding shall be the amount then owing thereon by the Company or a Restricted Subsidiary.

“Single Issue” means indebtedness for borrowed money arising in a single transaction or a series of related transactions. Indebtedness issued in discrete offerings but governed by a single shelf indenture shall not be aggregated as a Single Issue, but indebtedness owing to multiple lenders under parallel agreements comprising a single private placement and indebtedness arising from multiple takedowns under a single or a series of related commitments from one or more lenders shall be so aggregated.

“Stated Termination Date” means November 13, 2023.

“Subordinated Debt” means any unsecured Debt of the Company which: (1) has a final maturity subsequent to the Termination Date; (2) does not provide for mandatory payment or retirement prior to said date, whether by means of serial maturities or sinking fund or other analogous provisions or plan, fixed or contingent, requiring, or which on the happening of a contingency may require, the payment or retirement of such Debt in amounts which as of any particular time would aggregate more than such portion of the original principal amount thereof as is obtained by multiplying such original principal amount by a fraction the numerator of which shall be the number of months elapsed from the date of creation of such Debt to such time and the denominator of which shall be the number of months from the date of creation thereof to the final maturity thereof; and (3) is expressly made subordinate and junior in right of payment to the Loans and such other Debt of the Company (except other Subordinated Debt) as may be specified in the instruments evidencing the Subordinated Debt or the indenture or other similar instrument under which it is issued (which indenture or other instrument shall be binding on all holders of such Subordinated Debt).

“Subsidiary” means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Syndication Agent” means Goldman Sachs Bank USA and Wells Fargo Bank, National Association, in each case in its capacity as syndication agent hereunder.

“Taxes” has the meaning specified in Section 8.04(a).

“Termination Date” means the later of (a) the Stated Termination Date and (b) if maturity is extended pursuant to Section 2.18, such extended maturity date as determined pursuant to such Section; provided, however, that, in each case, if such date is not a Euro-Dollar Business Day, the Termination Date shall be the next preceding Euro-Dollar Business Day.

“United States” means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

“Unrestricted Subsidiary” means (a) any Subsidiary which, in accordance with the provisions of this Agreement, has been designated by the Company as an Unrestricted Subsidiary after the Effective Date, unless and until such Subsidiary shall, in accordance with the provisions of this Agreement, be designated by the Company as a Restricted Subsidiary; and (b) any corporation of which any one or more Unrestricted Subsidiaries directly or indirectly own outstanding shares of capital stock having voting power sufficient to elect, under ordinary circumstances (not dependent upon the happening of a contingency), a majority of the directors.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary all of the outstanding capital stock of which, other than directors’ qualifying shares, and all of the Funded Debt of which, shall at the time be owned by the Company or by one or more Wholly-Owned Restricted Subsidiaries, or by the Company in conjunction with one or more Wholly-Owned Restricted Subsidiaries.

“Withholding Agent” has the meaning set forth in Section 8.04(a).

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of the applicable EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in conformity with GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 4.04(a), except as otherwise specifically prescribed herein; provided that, if the Company notifies the Administrative Agent that the Company wishes to amend any covenant contained in Article 5 to eliminate the effect of any change after the date hereof in GAAP (which, for purposes of this proviso, shall include the generally accepted application or interpretation thereof) on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Banks wish to amend any such covenant for such purpose), then the Company’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP is adopted by the Company, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.

Section 1.03. Types of Borrowings. The term “Borrowing” denotes the aggregation of Loans of one or more Banks to be made to the Company pursuant to Article 2 on a single date, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period. Borrowings are classified for purposes of this Agreement by reference to the pricing of Loans comprising such Borrowing (e.g., a “Euro-Dollar Borrowing” is a Borrowing comprised of Euro-Dollar Loans).

Section 1.04. Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “”hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein to: (x) Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) an agreement, instrument or other document means such agreement, instrument or other document as amended, restated, amended and restated, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

Section 1.05. Division of Limited Liability Company. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division under Delaware law (or any comparable event under a different jurisdiction’s laws) of or by a limited liability company, or an allocation of assets to a series of a limited liability company pursuant to such division (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company under Delaware law (or any comparable event under a different jurisdiction’s laws) shall constitute a separate Person hereunder (and each such division of any limited liability company that is a subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

Section 1.06. Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “London Interbank Offered Rate” or with respect to any comparable or successor rate thereto.

ARTICLE 2

THE CREDITS

Section 2.01. Commitments To Lend. (a) During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Company in Dollars pursuant to this Section from time to time in amounts such that the aggregate principal amount of Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Within the foregoing limits, the Company may borrow under this Section 2.01(a), repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section 2.01(a).

(b) Each Borrowing under this Section 2.01(a) shall be in an aggregate principal amount of $25,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.03(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments.

Section 2.02. Notice of Borrowing. The Company shall give the Administrative Agent irrevocable notice (a “Notice of Borrowing”) not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

(a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

(b) the aggregate amount of such Borrowing,

(c) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or a Euro-Dollar Rate,

(d) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period; and

(e) the account of the Company to which the funds should be remitted.

Section 2.03. Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Company.

(b) Not later than 12:30 P.M. (New York City time) on the date of each Borrowing, each Bank shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Company by crediting the account of the Company designated by the Company in the applicable Notice of Borrowing with such funds.

(c) If any Bank makes a new Loan hereunder on a day on which the Company is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in subsection (b), or remitted by the Company to the Administrative Agent as provided in Section 2.11, as the case may be.

(d) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing (or, in the case of a Base Rate Borrowing, prior to 11:30 A.M. (New York City time) on the date of such Borrowing) that such Bank will not make available to the Administrative Agent such Bank’s share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.03 and the Administrative Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Company severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from and including the date such amount is made available to the Company until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Company, a rate per annum equal to the interest rate applicable to Base Rate Loans and (ii) in the case of such Bank, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank’s Loan included in such Borrowing for purposes of this Agreement. If the Company and such Bank shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Company the amount of such interest paid by the Company for such period. Any payment by the Company shall be without prejudice to any claim the Company may have against a Bank that shall have failed to make such payment to the Administrative Agent.

Section 2.04. Evidence of Debt. (a) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Bank resulting from each Loan made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

(b) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Bank hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Banks and each Bank’s share thereof.

(c) The entries made in the accounts maintained pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Bank or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Company to repay the Loans in accordance with the terms of this Agreement.

(d) Any Bank may request that Loans made by it be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Bank a promissory note payable to such Bank and its registered assigns and in a form approved by the Administrative Agent and the Company. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.06(c)) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.

Section 2.05. Maturity of Loans. Each Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon) on the Termination Date.

Section 2.06. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Base Rate for such day plus the Base Rate Margin. Such interest shall be payable at maturity, quarterly in arrears on each Quarterly Payment Date and, with respect to the principal amount of any Base Rate Loan that is prepaid or converted to a Euro-Dollar Loan, on the date of such prepayment or conversion. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

(b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

(c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to the Interest Period for such Loan (or, if the circumstances described in Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

(d) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Company and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

Section 2.07. Method of Electing Interest Rates. (a) The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Company in the applicable Notice of Borrowing. Thereafter, the Company may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject to Section 2.07(d) and the provisions of Article 8), as follows:

(i) if such Loans are Base Rate Loans, the Company may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

(ii) if such Loans are Euro-Dollar Loans, the Company may elect to convert such Loans to Base Rate Loans or continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case as of the last day of the then current Interest Period applicable thereto.

Each such election shall be made by delivering a notice (a “Notice of Interest Rate Election”) to the Administrative Agent not later than 12:00 Noon (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice of Interest Rate Election applies, and the remaining portion to which it does not apply, are each at least $25,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of Euro-Dollar Loans, the Company shall be deemed to have elected that, at the end of such Interest Period, such Group of Loans be continued as Base Rate Loans (subject to the provisions of the definition of Interest Period).

(b) Each Notice of Interest Rate Election shall specify:

(i) the Group of Loans (or portion thereof) to which such notice applies;

(ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of Section 2.07(a);

(iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans resulting from such conversion are to be Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

(iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

(c) Promptly after receiving a Notice of Interest Rate Election from the Company pursuant to Section 2.07(a), the Administrative Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Company.

(d) The Company shall not be entitled to elect to convert any Loans to, or continue any Loans for an additional Interest Period as, Euro-Dollar Loans if (i) the aggregate principal amount of any Group of Euro-Dollar Loans created or continued as a result of such election would be less than $25,000,000 or (ii) a Default shall have occurred and be continuing when the Company delivers notice of such election to the Administrative Agent.

(e) If any Loan is converted to a different type of Loan, the Company shall pay, on the date of such conversion, the interest accrued to such date on the principal amount being converted.

Section 2.08. Facility Fee. The Company shall pay to the Administrative Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue (i) from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the actual daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date or such earlier date of termination to but excluding the date the Loans shall be repaid in their entirety, on the actual daily aggregate outstanding principal amount of the Loans. Accrued fees under this Section shall be payable quarterly in arrears on each Quarterly Payment Date and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

Section 2.09. Optional Termination or Reduction of Commitments. During the Revolving Credit Period, the Company may, upon at least three Domestic Business Days’ notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $25,000,000 or any larger multiple thereof, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

Section 2.10. Scheduled Termination of Commitments. The Commitments shall terminate on the Termination Date.

Section 2.11. Optional Prepayments. (a) Subject in the case of any Euro-Dollar Loans to Section 2.13, the Company may (i) upon at least one Domestic Business Day’s notice to the Administrative Agent, prepay any Group of Base Rate Loans or (ii) upon at least three Euro-Dollar Business Days’ notice to the Administrative Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $25,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group (or Borrowing).

(b) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such prepayment and such notice shall not thereafter be revocable by the Company.

Section 2.12. General Provisions as to Payments. (a) The Company shall make each payment of principal of, and interest on, the Loans and of fees hereunder, without condition or deduction for any counterclaim, defense, recoupment or set-off, not later than 12:00 Noon (New York City time) on the date when due, in Dollars and in Federal or other funds immediately available, to the account of the Administrative Agent, for the account of the respective Banks to which such payment is owed, at the Administrative Agent’s Office. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest and fees thereon shall be payable for such extended time. All payments received by the Administrative Agent after 12:00 Noon shall be deemed received on the next succeeding Domestic Business Day and any applicable interest or fee shall continue to accrue.

(b) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Banks hereunder that the Company will not make such payment in full, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Company shall not have so made such payment, each Bank severally agrees to repay to the Administrative Agent forthwith on demand such amount distributed to such Bank in immediately available funds together with interest thereon, for each day from and including the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Bank or the Company with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

(c) If any Bank shall fail to make any payment required to be made by it pursuant to Section 2.03(b), 2.12(b) or 7.06 within three Domestic Business Days, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, apply any amounts thereafter received by the Administrative Agent for the account of such Bank for the benefit of the Administrative Agent to satisfy such Bank’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or hold any such amounts in a segregated account for application to any future funding obligations of such Bank under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

(d) If any Bank makes available to the Administrative Agent funds for any Loan to be made by such Bank as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Company by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article 3 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Bank) to such Bank, without interest.

(e) The obligations of the Banks hereunder to make Loans are several and not joint. The failure of any Bank to make any Loan on any date required hereunder shall not relieve any other Bank of its corresponding obligation to do so on such date, and no Bank shall be responsible for the failure of any other Bank to so make its Loan.

(f) Nothing herein shall be deemed to obligate any Bank to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Bank that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Section 2.13. Funding Losses. If the Company makes any payment of principal with respect to any Euro-Dollar Loan or any Euro-Dollar Loan is converted to a different type of Loan (whether such payment or conversion is pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.06(c), or if the Company fails to borrow, prepay, convert or continue any Euro-Dollar Loans after notice has been given to any Bank in accordance with Section 2.03(a), 2.07(c) or 2.11(b), the Company shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue; provided that such Bank shall have delivered to the Company a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

Section 2.14. Computation of Interest and Fees. All interest for Base Rate Loans hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

Section 2.15. Regulation D Compensation. Each Bank may require the Company to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Company and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall notify the Company at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

“Euro-Dollar Reserve Percentage” means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of “Eurocurrency liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

Section 2.16. Defaulting Banks. If any Bank becomes a Defaulting Bank, then the following provisions shall apply for so long as such Bank is a Defaulting Bank:

(a) neither the Commitment nor the Loans of such Defaulting Bank shall be included in determining whether all Banks or the Required Banks have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.05); provided that any waiver, amendment or modification requiring the consent of all Banks which affects such Defaulting Bank differently than other affected Banks shall require the consent of such Defaulting Bank; provided, further that no waiver, amendment or modification of the type described in clause (i), (ii) or (iii) of Section 9.05 may be made without the written consent of any Defaulting Bank affected thereby;

(b) the Company may, at its sole expense, upon notice to such Defaulting Bank and the Administrative Agent, require such Defaulting Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.06, with the Company or the replacement Bank paying the processing and recording fee), all of its interests, rights and obligations under this Agreement to an Assignee that shall assume such obligations (which Assignee may be another Bank, if a Bank accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent to such assignment (to the extent such consent would otherwise be required pursuant to Section 9.06), which consent shall not unreasonably be withheld, delayed or conditioned, and (ii) such Defaulting Bank shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company;

(c) facility fees shall cease to accrue on the unused portion of the Commitment of such Defaulting Bank pursuant to Section 2.08;

(d) notwithstanding any contrary provision in this Agreement, the Company may (i) prepay, without penalty or premium, the Loans made by a Defaulting Bank and (ii) terminate the unused amount of the Commitment of a Defaulting Bank, in each case, (x) without pro rata prepayment of Loans of other Banks or pro rata termination of Commitments of other Banks and (y) upon not less than two Domestic Business Days’ prior notice to the Administrative Agent (which will promptly notify the Banks thereof), it being understood that such prepayment and termination will not be deemed to be a waiver or release of any claim the Company or the Administrative Agent may have against such Defaulting Bank; and

(e) nothing in this Section shall affect any rights or remedies the Company may have against any Defaulting Bank.

In the event and on the date that the Administrative Agent and the Company each agree that a Defaulting Bank has adequately remedied all matters that caused such Bank to be a Defaulting Bank, then such Bank shall purchase at par such of the Loans of the other Banks as the Administrative Agent shall determine may be necessary in order for such Bank to hold such Loans in accordance with its Commitment and such Bank shall no longer be a Defaulting Bank.

Each party hereto agrees that (a) an assignment required pursuant to Section 2.16(b) may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and (b) the Bank required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Bank, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

Section 2.17. Commitment Increase; Additional Banks. (a) The Company may at any time prior to the fourth anniversary of the closing date, upon at least 30 days’ notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Banks), propose to increase the aggregate amount of the Commitments to an amount not to exceed $2,000,000,000 (the amount of any such increase, the “Commitment Increase”). Each Bank party to this Agreement at such time shall have the right (but no obligation), for a period of 15 days following its receipt of such notice from the Administrative Agent, to elect by notice to the Company and the Administrative Agent to increase its Commitment by a principal amount up to that amount which bears the same ratio to the Commitment Increase as its then existing Commitment bears to the aggregate Commitments then existing.

(b) If any Bank party to this Agreement shall not elect to increase its Commitment by the full amount permitted by subsection (a) of this Section, the Company with the consent of the Administrative Agent (which consent may not be unreasonably withheld, delayed or conditioned) may designate one or more other banks or other financial institutions (which may be, but need not be, one or more of the existing Banks) which at the time agree in the case of any such bank that is an existing Bank to increase its Commitment and, in the case of any other such bank (an “Additional Bank”), to assume a Commitment and to become a party to this Agreement. The sum of the increases in the Commitments of the existing Banks pursuant to this subsection (b) plus the Commitments of the Additional Banks shall not in the aggregate exceed the unsubscribed amount of the Commitment Increase.

(c) An increase in the aggregate amount of the Commitments pursuant to this Section 2.17 (i) shall be subject to the condition that before and after giving effect to such increase, no Event of Default shall have occurred and be continuing or would result from such increase and (ii) shall become effective upon the receipt by the Administrative Agent of an agreement in form and substance reasonably satisfactory to the Administrative Agent signed by the Company, by each Additional Bank and by each other Bank whose Commitment is to be increased, setting forth the new Commitments of such Banks and setting forth the agreement of each Additional Bank to become a party to this Agreement and to be bound by all the terms and provisions hereof.

(d) Upon any increase in the aggregate amount of the Commitments pursuant to this Section 2.17, the Company shall prepay any Loans then outstanding (and pay any additional amounts required pursuant to Section 2.13) to the extent necessary to keep the outstanding Loans ratable with any revised respective Commitments of the Banks arising from any nonratable increase in the Commitments under this Section.

(e) This Section 2.17 shall supersede any provisions in Section 9.04 or 9.05 to the contrary.

Section 2.18. Extension of Termination Date.

(a) The Company may at any time (but not more than once in any twelve month period and not more than twice during the period commencing on the Effective Date and ending on the Termination Date), by notice to the Administrative Agent (who shall promptly notify the Banks) on a Domestic Business Day request (the “Extension Request”) that each Bank extend such Bank’s respective Termination Date for one additional calendar year from the Termination Date then in effect as of the date specified by the Company in such Extension Request (the “Extension Date”); provided that such extended Termination Date shall not be a date later than the fifth anniversary of the Extension Date.

(b) Each Bank, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date (the “Notice Date”) that is 30 days following the Extension Request, advise the Administrative Agent whether or not such Bank agrees to such extension (and each Bank that determines not to so extend its Termination Date (a “Non-Extending Bank”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice Date) and any Bank that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Bank. The election of any Bank to agree to such extension shall not obligate any other Bank to so agree.

(c) The Administrative Agent shall notify the Company of each Bank’s determination under this Section no later than the date 15 days following the Notice Date (or, if such date is not a Domestic Business Day, on the immediately preceding Domestic Business Day).

(d) If (and only if) the total of the Commitments of the Banks that have agreed so to extend their Termination Date (each, an “Extending Bank”) shall be more than 50% of the aggregate amount of the Commitments in effect immediately prior to the Extension Request, then the Termination Date of each Extending Bank shall be extended to the date falling one calendar year after the Termination Date then in effect hereunder (the “Existing Termination Date”) (except that, if such date is not a Domestic Business Day, such Termination Date as so extended shall be the immediately preceding Domestic Business Day), subject to the satisfaction of the conditions set forth in Section 2.18(e) (any such Commitments so extended, the “Extended Commitments”), and the Termination Date for Non-Extending Banks shall remain unchanged. If Banks having 50% or less of the aggregate amount of the Commitments in effect immediately prior to the Extension Request have agreed so to extend their Termination Date, the Termination Date shall not be extended.

(e) The applicable Extended Commitments shall become effective upon receipt by the Administrative Agent of counterparts of an Extension Agreement in substantially the form of Exhibit E hereto (the “Extension Agreement”) duly completed and signed by the Company, the Administrative Agent and each of the Extending Banks with respect to the applicable Extension Request; provided that, as a condition precedent to such extension, the Company shall deliver to the Administrative Agent a certificate dated as of the date of the effectiveness of the extension signed by an authorized officer of the Company (i) certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Article 4 are true and correct in all material respects on and as of the date of the effectiveness of the extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects on and as of such earlier date; provided that if any such representation or warranty is qualified by “materially”, “Material Adverse Effect” or a similar term, such representation and warranty (as so qualified) shall be true and correct in all respects as of the applicable date; provided, further that for purposes of this Section 2.18(e), the representations and warranties contained in subsection (a) of Section 4.04 shall be deemed to refer to the most recent statements furnished pursuant to subsection (a) of Section 5.01, and (B) no Default or Event of Default exists or would result therefrom. In addition, on the Termination Date of each Non-Extending Bank, the Company shall prepay any Loans outstanding on such date (and pay any additional amounts required pursuant to Section 2.13) to the extent necessary to keep outstanding Loans ratable based on the revised percentage (carried out to the ninth decimal place) of the Commitments represented by each Bank’s Commitment effective as of such date.

(f) In connection with any extension of the Termination Date, the Company, the Administrative Agent and each Extending Bank may make such amendments to this Agreement as the Administrative Agent determines to be reasonably necessary to evidence the extension. This Section shall supersede any provisions in Section 9.04 or 9.05 to the contrary.

ARTICLE 3

CONDITIONS

Section 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

(a) receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of electronic or other written confirmation from such party of execution of a counterpart hereof by such party);

(b) receipt by the Administrative Agent of (i) an opinion of the General Counsel to the Company, substantially in the form of Exhibit A hereto, and (ii) an opinion of Norton Rose Fulbright US LLP, special counsel to the Company, substantially in the form of Exhibit B hereto, and in each case addressed to the Administrative Agent and the Banks and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

(c) receipt by the Administrative Agent of all documents the Administrative Agent may reasonably request relating to the existence of the Company, the corporate authority for and the validity of this Agreement, the borrowing of the Loans, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent;

(d) (i) receipt by the Administrative Agent of payment of participation fees for the account of the Banks in the respective amounts heretofore mutually agreed and (ii) payment of all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Effective Date;

(e) the entire principal amount of any loans outstanding under the Existing Credit Agreement, together with accrued interest, fees and other amounts in respect thereof, shall have been paid in full, and the Administrative Agent shall have received payoff documentation in form satisfactory to it from the Company to such effect;

(f) receipt by the Banks, at least three Domestic Business Days prior to the Effective Date, to the extent the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation”, a Beneficial Ownership Certification; and

(g) upon the reasonable request of any Bank made at least ten calendar days prior to the Effective Date, receipt by the Banks, at least five calendar days prior to the Effective Date, of all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Act;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than December 15, 2018. The Administrative Agent shall promptly notify the Company and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

Section 3.02. Existing Credit Agreement. (a) On the Effective Date, the “Commitments” as defined in each of the Existing Credit Agreement shall terminate, without further action by any party thereto.

(b) The Banks which are parties to the Existing Credit Agreement, comprising the “Required Banks” as defined in the Existing Credit Agreement, hereby waive any requirement of notice of termination of the “Commitments” (as defined in the Existing Credit Agreement) pursuant to Section 2.09 thereof and of prepayment of loans thereunder, in each case to the extent necessary to give effect to Section 3.01(e) hereof, provided that any such prepayment of loans thereunder shall be subject to Section 2.12 of the Existing Credit Agreement.

Section 3.03. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

(a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02;

(b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

(c) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

(d) the fact that the representations and warranties of the Company contained in this Agreement (other than the representations and warranties set forth in Sections 4.04(b) and 4.05 which are made only as of the date hereof) shall be true and correct in all material respects on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects on and as of such earlier date; provided that if any such representation or warranty is qualified by “materially”, “Material Adverse Effect” or a similar term, such representation and warranty (as so qualified) shall be true and correct in all respects as of the applicable date.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Company on the date of such Borrowing as to the facts specified in clause (d) of this Section.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants that:

Section 4.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and will have on and as of the Effective Date all material governmental licenses, authorizations, consents and approvals required to carry on its business.

Section 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and the borrowing of Loans are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority, do not contravene any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company and do not contravene, or constitute a material default under, any debt instrument known to the Company to be binding upon it.

Section 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 4.04. Financial Information. (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of September 30, 2018 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by independent public accountants and set forth in the Company’s report on Form 10-K for the fiscal year ended September 30, 2018, a copy of which has been delivered to each of the Banks, fairly present, in all material respects, in conformity with GAAP, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

(b) As of the Effective Date, there will have been no material adverse change in the financial condition, business or operations of the Company and its Consolidated Subsidiaries, considered as a whole, from that reflected in the Company’s report on Form 10-K for the fiscal year ended September 30, 2018.

Section 4.05. Litigation. As of the Effective Date, except as disclosed in the Company’s report on Form 10-K for the fiscal year ended September 30, 2018, there is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable probability of an adverse decision which could materially adversely affect the business or consolidated financial position of the Company and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of this Agreement or the Loans.

Section 4.06. Environmental Matters. Expenditures by the Company and its Consolidated Subsidiaries over and above the amounts reserved by the Company and reflected in the financial statements of the Company delivered pursuant to Section 5.01 for environmental capital investment and remediation necessary to comply with present Environmental Laws and other expenditures for the resolution of existing environmental claims known to the Company are not expected by management of the Company to have a material adverse effect on the business or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole.

Section 4.07. Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures reasonably designed to promote compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company and its Subsidiaries, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Company or any of its Subsidiaries, or, to the knowledge of the Company, any officer or director of the Company or any Subsidiary, or (b) to the knowledge of the Company, any employee or agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

Section 4.08. Investment Company Status. The Company is neither registered nor required to register as an “investment company” under the Investment Company Act of 1940.

Section 4.09. Margin Stock. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying “margin stock” (as defined in Regulation U).

Section 4.10. Disclosure.

(a) The Company has disclosed to the Administrative Agent and the Banks all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a material adverse effect on the business or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole. The reports, financial statements, certificates and other written information (other than projected or pro forma financial information) furnished by or on behalf of the Company to the Administrative Agent or any Bank in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), taken as a whole, do not contain any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected or pro forma financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery (it being understood that such projected information may vary from actual results and that such variances may be material).

(b) As of the Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

Section 4.11. ERISA Compliance.

(a) Each Plan is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other Federal or state laws, except where such failure to comply is not reasonably expected to result in a material adverse effect on the business or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole. Each Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Company, nothing has occurred that is reasonably likely to cause the loss of such tax-qualified status.

(b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a material adverse effect on the business or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a material adverse effect on the financial condition, business or operation of the Company and its Consolidated Subsidiaries, considered as a whole.

(c) (i) No ERISA Event has occurred, and the Company is not aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan and (ii) except as could not, individually or in the aggregate, be reasonably expected to result in a material adverse effect on the business or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole (A) the Company and each ERISA Affiliate has met all applicable requirements under the rules of the Code and ERISA regarding minimum funding standards with respect to each Pension Plan and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA, and no waiver of the minimum funding standards has been applied for or obtained with respect to any Pension Plan; (B) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Company nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such Pension Plan to drop below 60% as of the most recent valuation date; (C) neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (D) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (E) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d) The Company represents and warrants as of the Effective Date that the Company is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with the Loans or the Commitments.

ARTICLE 5

COVENANTS

The Company agrees that, so long as any Bank has any Commitment hereunder or any Loan remains outstanding or any amount payable hereunder remains unpaid:

Section 5.01. Information. The Company will deliver to each of the Banks and the Administrative Agent:

(a) within 30 days after the Company’s Annual Report to Shareowners and annual report on Form 10-K for each fiscal year of the Company are required to be filed with the Commission (but in no event later than 120 days after the end of the fiscal year of the Company covered by such reports), such Annual Report to Shareowners and annual report on Form 10-K for such fiscal year, as so filed;

(b) within 15 days after the Company’s quarterly report on Form 10-Q for each of the first three quarters of each fiscal year of the Company is required to be filed with the Commission (but in no event later than 60 days after the end of the fiscal quarter of the Company covered by such report), such quarterly report on Form 10-Q for such fiscal quarter, as so filed;

(c) the Company authorizes the Administrative Agent to make the financial statements to be provided under Sections 5.01(a) and 5.01(b) available to each of the Banks. The Company will not request that the Administrative Agent make available to any Bank that has notified the Administrative Agent or the Company in writing that the Bank does not wish to receive material non-public information within the meaning of the United States federal securities laws (“Public Side Bank”) any written information without expressly representing and warranting to the Administrative Agent in writing that such information does not constitute material non-public information within the meaning of the United States federal securities laws; provided that (i) such requirement will not apply to information required to be furnished pursuant to this Section 5.01 (including, for the avoidance of doubt, (d), (e), and (g)) or any other provisions of this Agreement and (ii) the failure of any such Public Side Bank to receive any information made available to any Bank that is not a Public Side Bank as a result of any application of this Section 5.01(c) will not constitute a breach of or Default under this Agreement.

(d) simultaneously with the delivery of each set of financial statements referred to in clause (a) or (b), a certificate of the chief financial officer, the treasurer or the controller of the Company (i) stating whether any Default exists on the date of such financial statements (and, if any Default then exists, setting forth the details thereof and the actions which the Company is taking or proposes to take with respect thereto), and (ii) setting forth a calculation of compliance with the covenant contained in Section 5.05;

(e) within 10 days after the chief financial officer, the treasurer or the controller of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, the treasurer or the controller of the Company setting forth the details thereof;

(f) promptly upon the filing thereof, copies of all reports on Form 8-K (or its equivalent) which the Company shall have filed with the Commission;

(g) prompt notice upon knowledge of the occurrence of any material ERISA Event or any ERISA Event that individually or jointly with any other ERISA Event(s) could reasonably be expected to have a material adverse effect on the business or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole;

(h) promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Bank for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation; and

(i) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

Information required to be delivered pursuant to:

(x) clauses (a) or (b) above shall be deemed to have been delivered on the date on which the Company provides notice to the Banks that such information has been posted on the Company’s website on the Internet at the website address listed on the signature pages hereof, at www.sec.gov/edgar/searchedgar/companysearch.html or at another website identified in such notice and accessible by the Banks without charge; provided that (i) such notice may be included in a certificate delivered pursuant to clause (d) above, and (ii) the Company shall deliver paper copies of the information referred to in clauses (a) or (b) to any Bank which requests such delivery; and

(y) clause (f) above shall be deemed to have been delivered on the date on which such Form 8-K (or its equivalent) has been filed with the Commission.

Section 5.02. Maintenance of Existence. The Company will preserve, renew and keep in full force and effect its corporate existence and its rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.02 shall prohibit a merger or consolidation permitted by Section 5.06.

Section 5.03. Compliance with Laws. The Company will comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) non-compliance would not, in the reasonable judgment of the Company, have a material adverse effect on the financial condition, business or operation of the Company and its Consolidated Subsidiaries, considered as a whole. The Company will maintain in effect and enforce policies and procedures reasonably designed to promote compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 5.04. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Company for its general corporate purposes. None of such proceeds will be used in violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System. The Company will not request any Borrowing, and the Company shall not use, and shall procure that its Subsidiaries shall not use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent licensed or otherwise authorized under U.S. law or (C) in any manner that would result in the violation of any Sanctions applicable to the Company or any of its Subsidiaries.

Section 5.05. Interest Coverage Ratio. The Company will not permit the ratio of Consolidated EBITDA to Consolidated Interest Expense, for any period of four consecutive fiscal quarters, to be less than 3.00 to 1.00, determined as of the last day of any fiscal quarter of the Company (commencing with the fiscal quarter ending on or about December 30, 2018 and for the four consecutive fiscal quarters then ended).

Section 5.06. Mergers, Consolidations and Sales of Assets. (a) The Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless

(i) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States or any State or the District of Columbia, and shall expressly assume, in form satisfactory to the Administrative Agent, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Loans and the performance of every covenant of this Agreement on the part of the Company to be performed or observed;

(ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(iii) the Company shall have delivered to the Administrative Agent a certificate of a duly authorized officer of the Company and an opinion of legal counsel to the Company (which shall be reasonably acceptable to the Administrative Agent), each stating that such consolidation, merger, conveyance or transfer comply with this Section 5.06(a) and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b) Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 5.06(a), the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor corporation had been named as the Company herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Agreement and the Loans and may be liquidated and dissolved.

(c) If, upon any consolidation or merger of the Company with or into any corporation, or upon the conveyance or transfer by the Company of its properties and assets substantially as an entirety in accordance with Section 5.06(a) to any Person, any Principal Property owned by the Company or a Restricted Subsidiary immediately prior thereto would thereupon become subject to any Lien not permitted by Section 5.07, the Company will, prior to such consolidation, merger, conveyance or transfer, secure the due and punctual payment of the principal of (and premium, if any) and interest, if any, on the Loans then outstanding (equally and ratably with any other Debt of the Company then entitled to be so secured) by a direct Lien on such Principal Property, together with any other properties and assets of the Company or of any such Restricted Subsidiary, whichever shall be the owner of any such Principal Property, which would thereupon become subject to any such Lien, prior to all Liens other than any theretofore existing thereon.

Section 5.07. Limitations on Liens. The Company shall not at any time create, incur, assume or suffer to exist, and shall not cause, suffer or permit a Restricted Subsidiary to create, incur, assume or suffer to exist, any Secured Debt without making effective provision (and the Company covenants that in such case it will make or cause to be made effective provision) whereby the Loans then outstanding shall be secured equally and ratably with such Secured Debt, so long as such Secured Debt shall exist; provided, however, that this Section 5.07 shall not prevent any of the following:

(a) (i) any Lien on any property hereafter acquired (including acquisition through merger or consolidation) or constructed by the Company or a Restricted Subsidiary and created contemporaneously with, or within twelve months after, such acquisition or the completion of construction to secure or provide for the payment of all or any part of the purchase price of such property or the cost of construction thereof, as the case may be; or (ii) any mortgage on property (including any unimproved portion of partially improved property) of the Company or a Restricted Subsidiary created within twelve months of completion of construction of a new plant or plants on such property to secure all or part of the cost of such construction; or (iii) the acquisition of property subject to any Lien upon such property existing at the time of acquisition thereof, whether or not assumed by the Company or such Restricted Subsidiary;

(b) Liens on capital stock hereafter acquired by the Company or any Restricted Subsidiary, provided that the aggregate cost to the Company and its Restricted Subsidiaries of all capital stock subject to such Liens does not exceed 15% of Consolidated Net Tangible Assets;

(c) any Lien securing Debt of a corporation which is a successor to the Company to the extent permitted by Section 5.06; or securing Debt of a Restricted Subsidiary outstanding at the time it became a Restricted Subsidiary; or securing Debt of any Person outstanding at the time it is merged with, or all or substantially all of its properties are acquired by, the Company or any Restricted Subsidiary, provided that such Lien does not extend to any other properties of the Company or any Restricted Subsidiary; or existing on the property or on the outstanding shares or Debt of a corporation at the time it becomes a Restricted Subsidiary; or created, incurred or assumed in connection with any industrial revenue bond, pollution control bond or similar financing arrangement between the Company or any Restricted Subsidiary and any Federal, State or municipal government or other governmental body or agency;

(d) any Lien created in connection with any extension, renewal or refunding (or successive extensions, renewals or refundings), in whole or in part, of any Debt secured by a Lien permitted by the foregoing provisions of this Section 5.07 upon the same property theretofore subject thereto (plus improvements on such property), provided that the amount of such Debt outstanding at that time shall not be increased;

(e) Liens or deposits made in connection with contracts (which term includes subcontracts under such contracts) with or made at the request of the United States or any department or agency thereof, insofar as such Liens or deposits relate to property manufactured, installed or constructed by or to be supplied by, or property furnished to, the Company or a Restricted Subsidiary pursuant to, or to enable the performance of, such contracts, or property the manufacture, installation, construction or acquisition of which is financed pursuant to, or to enable the performance of, such contracts; or deposits or Liens, made pursuant to such contracts, of or upon moneys advanced or paid pursuant to, or in accordance with the provisions of, such contracts, or of or upon any materials or supplies acquired for the purpose of the performance of such contracts; or the assignment or pledge, to the extent permitted by law, of the right, title and interest of the Company or a Restricted Subsidiary in and to any such contract, or in and to any payments due or to become due thereunder, to secure Debt incurred for funds or other property supplied, constructed or installed for or in connection with the performance by the Company or such Restricted Subsidiary of its obligations under such contracts;

(f) mechanics’, materialmen’s, carriers’ or other like Liens, and pledges or deposits made in the ordinary course of business to obtain the release of any such Liens or the release of property in the possession of a common carrier; good faith deposits in connection with tenders, leases of real estate or bids or contracts (other than contracts involving the borrowing of money); pledges or deposits to secure public or statutory obligations; deposits to secure (or in lieu of) surety, stay, appeal or customs bonds; and deposits to secure the payment of Taxes, assessments, customs duties or other similar charges;

(g) any Lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege or license, or to enable the Company or a Restricted Subsidiary to maintain self-insurance or to participate in any arrangements established by law to cover any insurance risks or in connection with workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters;

(h) the Liens of Taxes, assessments or other governmental charges or levies not at the time due, or the validity of which is being contested in good faith;

(i) judgment Liens, so long as the finality of such judgment is being contested in good faith and execution thereon is stayed;

(j) easements or similar encumbrances, the existence of which does not impair the use of the property subject thereto for the purposes for which it is held or was acquired;

(k) the landlord’s interest under any lease of property;

(l) leases granted to others in the ordinary course of business;

(m) Sale and Lease-Back Transactions to the extent permitted by Section 5.08; and

(n) contracts for the manufacture, construction, installation or supply of property, products or services providing for a Lien upon advance, progress or partial payments made pursuant to such contracts and upon any material or supplies acquired, manufactured, constructed, installed or supplied in connection with the performance of such contracts to secure such advance, progress or partial payments.

Notwithstanding the foregoing provisions of this Section 5.07, the Company and any one or more Restricted Subsidiaries may create, incur, assume or suffer to exist Secured Debt which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other Secured Debt of the Company and its Restricted Subsidiaries which would otherwise be subject to the foregoing restrictions (not including Secured Debt permitted under clauses (a) through (n) above) and the aggregate value of the Sale and Lease-Back Transactions (as defined in Section 5.08) in existence at such time (not including Sale and Lease-Back Transactions the proceeds of which have been or will be applied in accordance with clause (b) of Section 5.08), does not at the time exceed 15% of Consolidated Net Tangible Assets.

Section 5.08. Limitations on Sale and Lease-Back. The Company will not, and will not permit any Restricted Subsidiary to, sell or transfer (except to the Company or one or more Restricted Subsidiaries, or both) any Principal Property owned by it and which has been in full operation for more than 180 days prior to such sale or transfer with the intention (i) of taking back a lease on such property, except a lease for a temporary period (not exceeding 36 months), and (ii) that the use by the Company or such Restricted Subsidiary of such property will be discontinued on or before the expiration of the term of such lease (any such transaction being herein referred to as a “Sale and Lease-Back Transaction”), unless

(a) the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of Section 5.07 hereof, to incur Secured Debt equal in amount to the amount realized or to be realized upon such sale or transfer secured by a mortgage on the property to be leased without equally and ratably securing the Loans; or

(b) the Company or a Restricted Subsidiary shall, within 180 days of the effective date of any such transaction, apply an amount equal to the value of the property so leased (i) to the retirement (other than any mandatory retirement) of Consolidated Funded Debt or Debt then outstanding of the Company or any Restricted Subsidiary that was Funded Debt at the time it was created (other than Consolidated Funded Debt or such other Debt owned by the Company or any Restricted Subsidiary), or (ii) to the purchase of Principal Property having a value at least equal to the value of such property; provided, however, that the amount to be so applied pursuant to the preceding clause (i) or (ii) shall be reduced by (A) the principal amount of any Loans repaid within 180 days of the effective date of any such transaction and (B) the principal amount of Consolidated Funded Debt or Debt that was Funded Debt at the time it was created (other than Loans) retired by the Company or a Restricted Subsidiary within 180 days of the effective date of any such transaction; or

(c) the Sale and Lease-Back Transaction involved was an industrial revenue bond, pollution control bond or similar financing arrangement between the Company or any Restricted Subsidiary and any Federal, State or municipal government or other governmental body or agency.

The term “value” shall mean, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale of the property leased pursuant to such Sale and Lease-Back Transaction or (ii) the fair value of such property at the time of entering into such Sale and Lease-Back Transaction, as determined by the board of directors of the Company (or a duly authorized committee thereof), in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

Section 5.09. Limitations on Change in Subsidiary Status. The Company may designate any Subsidiary as an Unrestricted Subsidiary or as a Restricted Subsidiary, subject to the provisions set forth below:

(a) the Company will not permit any Subsidiary to be designated as an Unrestricted Subsidiary unless at the time of such designation the Subsidiary so designated does not own, directly or indirectly, any capital stock of any Restricted Subsidiary or any Funded Debt or Secured Debt of the Company or any Restricted Subsidiary;

(b) the Company will not permit any Restricted Subsidiary to be designated as, or otherwise to become, an Unrestricted Subsidiary unless immediately after such Restricted Subsidiary becomes an Unrestricted Subsidiary, no Default shall exist;

(c) the Company will not permit any Unrestricted Subsidiary to be designated as a Restricted Subsidiary unless immediately after such Unrestricted Subsidiary becomes a Restricted Subsidiary, no Default shall exist; and

(d) promptly after the designation of any Subsidiary as an Unrestricted Subsidiary or as a Restricted Subsidiary, there shall be filed with the Administrative Agent, a certificate of a duly authorized officer of the Company stating that the provisions of this Section have been complied with in connection with such designation.

ARTICLE 6

DEFAULTS

Section 6.01. Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a) the Company shall fail to pay when due any principal of any Loan, or shall fail to pay within seven days of the due date thereof any interest on any Loan, any fees or any other amount payable hereunder;

(b) the Company shall fail to observe or perform any covenant or agreement contained in Article 5 for 30 days after notice thereof has been given to the Company by the Administrative Agent at the request of any Bank;

(c) any representation or warranty made by the Company (i) in Article 4 or (ii) pursuant to Section 3.03 on the date of any Borrowing shall prove to have been incorrect in any material respect when made (or deemed made);

(d) the Company or any of its Subsidiaries shall fail to pay the principal of or interest on Material Debt when due, or within any applicable grace period, in accordance with the instrument or agreement under which the same was created;

(e) any event or condition shall occur (including failure to pay principal or interest) which results in the acceleration of the maturity of Material Debt;

(f) a Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Commission thereunder as in effect on the date hereof) other than the Company or any Plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company shall acquire ownership, directly or indirectly, beneficially or of record of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company;

(g) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company in an involuntary case under the Federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days;

(h) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which, individually or jointly with any other ERISA Event(s), has resulted or is reasonably expected to result in liability of the Company or any of its Consolidated Subsidiaries under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $75,000,000, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, which has resulted or is reasonably likely to result in a material adverse effect on the business or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole; or

(i) the commencement by the Company of a voluntary case under the Federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action;

then, and in every such event, the Administrative Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Company terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding more than 50% in aggregate principal amount of the Loans, by notice to the Company declare the Loans (together with accrued interest thereon), fees and all other amounts payable hereunder to be, and the Loans (together with accrued interest thereon), fees and all such other amounts shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided that in the case of any of the Events of Default specified in clause (g) or (h) above, without any notice to the Company or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon), fees and all other amounts payable hereunder shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

Section 6.02. Notice of Default. The Administrative Agent shall give notice to the Company under Section 6.01(b) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

ARTICLE 7

THE ADMINISTRATIVE AGENT

Section 7.01. Appointment and Authorization. Each Bank irrevocably appoints the Administrative Agent to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such actions and powers as are reasonably incidental thereto. The provisions of this

Article 7 are solely for the benefit of the Administrative Agent and the Banks, and the Company shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 7.02. Administrative Agent and Affiliates. Bank of America, N.A. shall have the same rights and powers in its capacity as a Bank under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent and the term “Bank” or “Banks” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity, and Bank of America, N.A. and its affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or affiliate of the Company as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Banks.

Section 7.03. Action by Administrative Agent. The obligations and duties of the Administrative Agent hereunder are only those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be required to take any action with respect to any Default, except as expressly provided in Article 6;

(b) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(c) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Banks (or such other number or percentage of the Banks as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Bank in violation of any Debtor Relief Law; and

(d) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

Section 7.04. Reliance by Administrative Agent; Consultation with Experts. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Bank, the Administrative Agent may presume that such condition is satisfactory to such Bank unless the Administrative Agent shall have received notice to the contrary from such Bank prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 7.05. Liability of Administrative Agent. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks (or such other number or percentage of the Banks as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.05 and Article 6) or, when expressly required hereby, all the Banks or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Company or a Bank. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in or in connection with this Agreement or any borrowing hereunder or other Loan Document; (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants or agreements of the Company or other terms or conditions set forth herein or therein or the occurrence of any Default; (iv) the satisfaction of any condition specified in Article 3 or elsewhere herein, except receipt of items expressly required to be delivered to the Administrative Agent; or (v) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, e-mail, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

Section 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Administrative Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Company) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

Section 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

Section 7.08. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective related parties. The exculpatory provisions of this Article 7 shall apply to any such sub-agent and to the related parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 7.09. Successor Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Banks and the Company. Upon any such notice of resignation, the Required Banks shall have the right, in consultation with the Company, to appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation (or such earlier day as shall be agreed by the Required Banks) (the “Resignation Effective Date”), then the retiring Administrative Agent may, on behalf of the Banks and in consultation with the Company, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000, provided that in no event shall any such successor Administrative Agent be a Defaulting Bank. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Bank pursuant to clause (e) of the definition thereof, the Required Banks may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, in consultation with the Company, appoint a successor. If no such successor shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Banks) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Bank directly, until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided for above. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 8.04(d) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 7.09). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After any retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents as Administrative Agent, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective related parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

Section 7.10. Administrative Agent’s Fee. The Company shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Administrative Agent.

Section 7.11. Other Agents. No Agent other than the Administrative Agent shall have any duties or obligations of any kind under this Agreement in its capacity as an Agent. Anything herein to the contrary notwithstanding, none of the Joint Bookrunners, Arrangers, Documentation Agents or Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Bank hereunder.

Section 7.12. Certain ERISA Matters.

(a) Each Bank (x) represents and warrants, as of the date such Person became a Bank hereunder, to, and (y) covenants, from the date such Person became a Bank hereunder to the date such Person ceases being a Bank hereunder, for the benefit of the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Bank, that at least one of the following is and will be true:

(i) such Bank is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Bank.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Bank or (2) a Bank has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Bank further (x) represents and warrants, as of the date such Person became a Bank hereunder, to, and (y) covenants, from the date such Person became a Bank hereunder to the date such Person ceases being a Bank hereunder, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company, that the Administrative Agent is not a fiduciary with respect to the assets of such Bank involved in such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE 8

CHANGE IN CIRCUMSTANCES

Section 8.01. Basis for Determining Interest Rate Inadequate or Unfair.

(a) If in connection with any request for a Euro-Dollar Loan or a conversion to or continuation thereof (i) the Administrative Agent reasonably determines that (A) Dollar deposits are not being offered to banks in the London interbank Euro-Dollar market for the applicable amount and Interest Period of such Euro-Dollar Loan or (B) (x) adequate and reasonable means do not exist for determining the London Interbank Offered Rate for any requested Interest Period with respect to a proposed Euro-Dollar Loan or in connection with an existing or proposed Base Rate Loan and (y) the circumstances described in Section 8.01(c)(i) do not apply (in each case with respect to this clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Banks reasonably determine that for any reason the London Interbank Offered Rate for any requested Interest Period with respect to a proposed Euro-Dollar Loan does not adequately and fairly reflect the cost to such Banks of funding such Euro-Dollar Loan for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Administrative Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Euro-Dollar Loans, or to continue or convert outstanding Loans as or into Euro-Dollar Loans, shall be suspended and (ii) in the event of a determination described in the preceding sentence with respect to the London Interbank Offered Rate component of the Base Rate, the utilization of the London Interbank Offered Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Banks described in clause (ii) of Section 8.01(a), until the Administrative Agent upon instruction of the Required Banks) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Euro-Dollar Loans (to the extent of the affected Euro-Dollar Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

(b) Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (i) of Section 8.01(a), the Administrative Agent, in consultation with the Company, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (i) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (i) of the first sentence of this Section 8.01(a), (ii) the Administrative Agent or the Required Banks notify the Administrative Agent and the Company that such alternative interest rate does not adequately and fairly reflect the cost to such Banks of funding the Impacted Loans or (iii) any Bank determines that any law has made it unlawful, or that any Governmental

Authority has asserted that it is unlawful, for such Bank or its Applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Bank to do any of the foregoing and provides the Administrative Agent and the Company written notice thereof. Notwithstanding anything else herein, any such alternative interest rate shall provide that in no event shall such alternative interest rate be less than zero for purposes of this Agreement.

(c) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Banks notify the Administrative Agent (with, in the case of the Required Banks, a copy to Company) that the Company or Required Banks (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(iii) syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Company may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Domestic Business Day after the Administrative Agent shall have posted such proposed amendment to all Banks and the Company unless, prior to such time, Banks comprising the Required Banks have delivered to the Administrative Agent written notice that such Required Banks do not accept such amendment.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Company and each Bank. Thereafter, (x) the obligation of the Banks to make or maintain Euro-Dollar Loans shall be suspended, (to the extent of the affected Euro-Dollar Loans or Interest Periods), and (y) the Euro-Dollar Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Euro-Dollar Loans (to the extent of the affected Euro-Dollar Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

Section 8.02. Illegality. (a) If a Change in Law shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank notifies the Company and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans or continue outstanding Loans as Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank.

(b) If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (ii) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day. Interest and principal on any such Base Rate Loan shall be payable on the same dates as, and on a pro rata basis with, the interest and principal payable on the related Euro-Dollar Loans of the other Banks.

Section 8.03. Increased Cost and Reduced Return. (a) If a Change in Law shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Euro-Dollar Loans or its obligation to make Euro-Dollar Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

(b) If any Bank shall have determined that a Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank’s obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such Change in Law, by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

(c) If after the date of this Agreement, a Change in Law shall subject any Bank to any Taxes (other than Taxes imposed on or with respect to any payment made by or on account of the Company hereunder or under any Loan, Other Taxes and Taxes described in clauses (i) through (v) of the definition of Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations hereunder, or its deposits, reserves, other liabilities or capital attributable thereto, and the result shall be to increase the cost to such Bank of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest or otherwise), then the Company will pay to such Bank such additional amount or amounts as will compensate such Bank for such additional costs incurred or reduction suffered.

(d) Each Bank will promptly notify the Company and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive and binding upon all parties hereto in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Notwithstanding the foregoing subsections of this Section 8.03, the Company shall only be obligated to compensate any Bank for any amount (x) if such Bank is generally seeking similar compensation from its other similarly situated borrowers and (y) arising or accruing during (i) any time or period commencing not more than 90 days prior to the date on which such Bank notifies the Administrative Agent and the Company that it proposes to demand such compensation and identifies to the Administrative Agent and the Company the statute, regulation or other basis upon which the claimed compensation is or will be based and (ii) any time or period during which, because of the retroactive application of such statute, regulation or other such basis, such Bank did not know that such amount would arise or accrue.

Section 8.04. Taxes. (a) Any and all payments by the Company to or for the account of any Bank or the Administrative Agent hereunder shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (collectively, “Taxes”), except as required by applicable law. If the

Company or the Administrative Agent (the “Withholding Agent”) shall be required by applicable law to deduct any Indemnified Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, (w) the sum payable by the Company shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been required, (x) such Withholding Agent shall make such deductions, (y) such Withholding Agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (z) if the Withholding Agent is the Company, the Company shall furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof or other evidence satisfactory to the Administrative Agent.

(b) In addition, except to the extent attributable to a transfer under Section 9.06, the Company agrees to pay any present or future stamp or documentary Taxes and any other excise or property Taxes, or charges or similar levies which arise from any payment made hereunder or from the execution or delivery of, or otherwise with respect to, this Agreement (hereinafter referred to as “Other Taxes”).

(c) The Company agrees to indemnify each Bank and the Administrative Agent for the full amount of Indemnified Taxes or Other Taxes (including, without limitation, any Indemnified Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Bank or the Administrative Agent (as the case may be) makes written demand therefor.

(d) Any Bank that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement or any Loan shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Bank is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 8.04(e), (f), (g) and (h) below) shall not be required if in the Bank’s judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank.

(e) Without limiting the foregoing, at the times indicated herein, each Bank organized under the laws of a jurisdiction outside the United States shall provide the Company and the Administrative Agent with duly and accurately executed originals of Internal Revenue Service form W-8BEN-E, W-8IMY (accompanied by a form W-8ECI, W-8BEN-E, W-9 and other certification documents from each beneficial owner, as applicable) or W-8ECI (in each case accompanied by any statements which may be required under applicable Treasury regulations), as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to receive payments under this Agreement (i) without deduction or withholding of any United States federal income Taxes or (ii) subject to a reduced rate of United States federal withholding Tax, unless, in each case of clause (i) and (ii) of this Section 8.04(e), an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or which would prevent the Bank from duly completing and delivering any such form with respect to it and the Bank advises the Company and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of such Taxes. Such forms shall be provided (x) on or prior to the date of the Bank’s execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof, and on or prior to the date on which it becomes a Bank in the case of each other Bank, and (y) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by the Bank. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding Tax rate in excess of zero or if at such time such Bank is otherwise subject to a United States interest withholding Tax rate in excess of zero, United States withholding Tax at such rate shall be considered “Excluded Taxes” with respect to such Bank, except to the extent the assignor of such Bank was entitled, at the time of such assignment, to receive additional amounts from the Company with respect to such withholding Taxes pursuant to Section 8.04. In addition, if for reasons other than a change of treaty, law or regulation any Bank becomes subject to an increased rate of United States interest withholding Tax while it is a party to this Agreement, United States withholding Tax to the extent of such increase in rate shall be considered “Excluded Taxes” with respect to such Bank.

(f) Any Bank that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Company and the Administrative Agent on or prior to the date on which such Bank becomes a Bank under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent), duly and accurately executed originals of Internal Revenue Service form W-9 certifying, to the extent such Bank is legally entitled to do so, that such Bank is not subject to U.S. Federal backup withholding Tax. For the avoidance of doubt, such Tax is an “Excluded Tax”.

(g) If a payment made to a Bank under this Agreement or any Loan would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Bank shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 8.04(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement, whether or not included in the definition of FATCA.

(h) Each Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(i) For any period with respect to which a Bank organized under the laws of a jurisdiction outside the United States has failed to provide the Company and the Administrative Agent with the appropriate form in accordance with Section 8.04(e) (unless such failure is excused by the terms of Section 8.04(e)), such Bank shall not be entitled to indemnification under Section 8.04(a) or (c) with respect to Taxes imposed by the United States (such non-indemnified Taxes being “Excluded Taxes”); provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding Tax, become subject to such Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

(j) Each Bank shall severally indemnify the Administrative Agent for any Taxes and Excluded Taxes (but only to the extent that the Company has not already indemnified the Administrative Agent for such Taxes and Excluded Taxes and without limiting the obligation of the Company to do so), in each case attributable to such Bank that are paid or payable by the Administrative Agent in connection with this Agreement, and any reasonable expenses arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date the Administrative Agent makes demand therefor. A certificate as to the amount of such payment or liability delivered to any Bank by the Administrative Agent shall be conclusive absent manifest error. Each Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Bank under this Agreement or otherwise payable by the Administrative Agent to the Bank from any other source against any amount due to the Administrative Agent under this paragraph (j).

(k) Each party’s obligations under this Section 8.04 shall survive any assignment of rights by, or the replacement of, a Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations under this Agreement subject to Section 8.03(d).

(l) If the Company is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the sole judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

(m) If the Administrative Agent or a Bank determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this Section, it shall pay over such refund to the Company (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses with respect to such refund of the Administrative Agent or such Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Company, upon the request of the Administrative Agent or such Bank, agrees to repay the amount paid over to the Company (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Bank in the event the Administrative Agent or such Bank is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (m), in no event will the Administrative Agent or a Bank be required to pay any amount to the Company pursuant to this paragraph (m) the payment of which would place the Administrative Agent or such Bank in a less favorable net after-Tax position than the Administrative Agent or such Bank would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require the Administrative Agent or any Bank to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Company or any other Person.

(n) For purposes of this Section 8.04, the term “applicable law” includes FATCA.

Section 8.05. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Bank to make, or to continue or convert outstanding Loans as or to, Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its Euro-Dollar Loans and the Company shall, by at least five Euro-Dollar Business Days’ prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, all Loans which would otherwise be made by such Bank as (or continued as or converted to) Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks). If such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.

Section 8.06. Replacement of Banks. If any Bank requests compensation under Section 8.03, or if the Company is required to pay any Indemnified Taxes or additional amounts to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 8.04 and, in each case, such Bank has declined or is unable to designate a different Applicable Lending Office in accordance with Section 8.03(d) or Section 8.04(l), or if any Bank is a Non-Consenting Bank, then the Company may, at its sole expense and effort, upon notice to such Bank and the Administrative Agent, require such Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 8.03 or Section 8.04) and obligations under this Agreement and the related Loan Documents to an Assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment); provided that:

(i) the Company shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.06(c);

(ii) such Bank shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.13) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 8.03 or payments required to be made pursuant to Section 8.04, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with applicable law; and

(v) in the case of any assignment resulting from a Bank becoming a Non-Consenting Bank, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Bank shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

Each party hereto agrees that (a) an assignment required pursuant to this Section 8.06 may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and (b) the Bank required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Bank, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

Notwithstanding anything in this Section to the contrary, the Bank that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 7.09

ARTICLE 9

MISCELLANEOUS

Section 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by e-mail as provided in paragraph (b) below, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Company, at its address, facsimile number set forth on the signature pages hereof, and in the case of the Administrative Agent for payments and requests for borrowings to Bank of America, N.A., as Administrative Agent, Wholesale Credit Operations, Mail Code: TX2-984-03-23, 2380 Performance Drive, Richardson, TX 75082, Attention: Gita Pandey, Telephone: 214-209-2984, Telecopier: 214-290-8350, Electronic Mail: gita.pandey@baml.com and for other notices as Administrative Agent to Bank of America, N.A., Agency Management, Mail Code: CA5-705-04-09, 555 California Street, 4th Floor, San Francisco, CA 94104, Attention: Linda Mackey, Telephone: 415-436-3102, Telecopier: 415-503-5009, Electronic Mail: linda.z.mackey@baml.com (the “Administrative Agent’s Office”), (y) in the case of any Bank, at its address, facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or Article 8 shall not be effective until received.

(b) Notices and other communications to the Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Bank pursuant to Section 2.03 if such Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

Section 9.02. No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.03. Expenses; Indemnification. (a) The Company shall pay (i) all reasonable out-of-pocket expenses of the Administrative Agent, including fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Administrative Agent and each Bank, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

(b) The Company agrees to indemnify each Agent and Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities (including liabilities relating to or arising under Environmental Laws), losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee’s own gross negligence or willful misconduct or a breach of an express obligation under this Agreement as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(c) Each party hereto waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding relating to this Agreement any special, exemplary, punitive, indirect or consequential damages; provided that nothing contained in this sentence shall relieve the Company of any indemnity obligation it may have under subsection (b) above with respect to special, exemplary, punitive, indirect or consequential damages which are required to be paid by any Indemnitee to any Person that is not (i) a party to this Agreement, (ii) a Participant or (iii) an Affiliate of any party to this Agreement or a Participant.

Section 9.04. Sharing of Set-offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due with respect to any Loan held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest then due with respect to any Loan held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Company other than its indebtedness hereunder. The Company agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, if acquired pursuant to the foregoing arrangements or if the Company has otherwise received notice of the granting of such participation, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Company in the amount of such participation.

Section 9.05. Amendments and Waivers. Subject to Section 8.01(c) and the last paragraph of this Section 9.05, any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent), and acknowledged by the Administrative Agent; provided that (a) no such amendment or waiver shall, unless signed by each Bank adversely affected thereby, (i) increase the Commitment of any Bank or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan, or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for termination of any Commitment or (iv) alter the pro rata sharing provisions under Sections 2.11 and 2.12, 8.02(b) or 9.04, (b) no such amendment or waiver shall, unless signed by all of the Banks (other than a Defaulting Bank) change this Section 9.05 or the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section 9.05 or any other provision of this Agreement, (c) no such amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Banks required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document and (d) no such amendment, waiver or consent shall, unless in writing and signed by the Arrangers in addition to the Banks required above, affect the rights or duties of the Arrangers under Section 7.11 or Section 9.14.

Notwithstanding any provision herein to the contrary, if the Administrative Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement so long as, in each case, the Banks shall have received at least five Domestic Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Domestic Business Days of the date of such notice to the Banks, a written notice from the Required Banks stating that the Required Banks object to such amendment.

Section 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Administrative Agent and each Bank and no Bank may assign or otherwise transfer any of its rights or obligations hereunder except as provided herein (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (b) of this Section 9.06 and, to the extent expressly contemplated hereby, the related parties of each of the Administrative Agent and the Banks) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Subject to subsection (h) below, any Bank may at any time grant to one or more banks or other institutions (each a “Participant”) participating interests in its Commitment, including all or a portion of its Loans at the time owing to it. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Company and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Company and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Company hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clauses (i), (ii), (iii) or (iv) of Section 9.05 without the consent of the Participant. The Company agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest; provided the Participant complies with the obligations of Sections 8.04(d), (e), (f), (g) and (h) as if it were a Bank (it being understood that the documentation required shall be delivered to the selling Bank and, if required by law for reduced withholding, copies shall be delivered to the Company and the Administrative Agent). Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or, if different, under Sections 871(h) or 881(c) of the Internal Revenue Code. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(c) Subject to subsection (h) below, any Bank may at any time assign to one or more banks or other institutions (each an “Assignee”) all, or a proportionate part (equivalent to an initial Commitment of not less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that in the case of an assignment to a Bank, an Affiliate of a Bank or an Approved Fund, no minimum amount need be assigned) of its rights and obligations under this Agreement, and such Assignee shall assume such rights and obligations, pursuant to (x) an Assignment and Assumption Agreement in substantially the form of Exhibit C (each an “Assignment and Assumption Agreement”) hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent (so long as no Event of Default exists) of the Company (which may not be unreasonably withheld, delayed or conditioned) and, for assignments to a Person that is not a Bank, an Affiliate of such Bank or an Approved Fund with respect to such Bank, the Administrative Agent (which may not be unreasonably withheld, delayed or conditioned) or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption Agreement by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption Agreement are participants; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by notice to the Administrative Agent within five Domestic Business Days after having received notice thereof; and provided, further that, if an Assignee is an Approved Fund, an Affiliate of a Bank or is a Bank, no such consent of the Company shall be required. Upon execution and delivery of such Assignment and Assumption Agreement and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such Assignment and Assumption Agreement, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent (but shall continue to be entitled to the benefits of Sections 2.13, 8.03, 8.04, and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Bank will constitute a waiver or release of any claim of any party hereunder arising from that Bank’s having been a Defaulting Bank) and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the Administrative Agent shall record in the Register the information relating to such assignment. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion). Upon request, the Company (at its expense) shall execute and deliver a promissory note to the Assignee. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Company and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income Taxes in accordance with Section 8.04. An assignment or other transfer which is not permitted by subsection (c) shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with subsection Section 9.06.

(d) Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and its Loans to a Federal Reserve Bank or any other central bank having jurisdiction over such Bank to secure obligations of such Bank, and this Section shall not apply to any such pledge or assignment of a security interest. No such pledge or assignment shall release the transferor Bank from its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

(e) No Assignee, Participant or other transferee of any Bank’s rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company’s prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

(f) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Company (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption Agreement delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amount (and stated interest) of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company, the Administrative Agent and the Banks shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

(g) The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h) For the avoidance of doubt, no Assignee or Participant shall be (i) a natural Person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person or (ii) the Company or an Affiliate or Subsidiary of the Company and no Assignee shall be a Defaulting Bank or any of its Subsidiaries, or any Person who, upon becoming a Bank, would constitute a Defaulting Bank or a Subsidiary thereof.

(i) Notwithstanding anything to the contrary contained in this Agreement, any Bank may exchange, continue or rollover part or all of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent and such Bank.

(j) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Bank hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Bank, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Bank to the Administrative Agent or any Bank hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its percentage of the Commitments. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Bank hereunder shall become effective under applicable law without compliance with the provisions of this clause (j), then the assignee of such interest shall be deemed to be a Defaulting Bank for all purposes of this Agreement until such compliance occurs.

Section 9.07. Designated Banks. (a) Subject to the provisions of this subsection (a), any Bank may at any time designate an Eligible Designee to provide all or a portion of the Loans to be made by such Bank pursuant to this Agreement; provided that such designation shall not be effective unless the Company and the Administrative Agent consent thereto (which consents shall not be unreasonably withheld, delayed or conditioned). When a Bank and its Eligible Designee shall have signed an agreement substantially in the form of Exhibit D hereto (a “Designation Agreement”) and the Company and the Administrative Agent shall have signed their respective consents thereto, such Eligible Designee shall become a Designated Bank for purposes of this Agreement. The Designating Bank shall thereafter have the right to permit such Designated Bank to provide all or a portion of the Loans to be made by such Designating Bank pursuant to Section 2.01, and the making of such Loans or portion thereof shall satisfy the obligation of the Designating Bank to the same extent, and as if, such Loans or portion thereof were made by the Designating Bank. As to any Loans or portion thereof made by it, each Designated Bank shall have all the rights that a Bank making such Loans or portion thereof would have had under this Agreement and otherwise; provided that (x) its voting rights under this Agreement shall be exercised solely by its Designating Bank and (y) its Designating Bank shall remain solely responsible to the other parties hereto for the performance of such Designated Bank’s obligations under this Agreement, including its obligations in respect of the Loans or portion thereof made by it. If a promissory note has been issued to the Designating Bank pursuant to Section 2.04(d), no additional promissory note shall be required to evidence the Loans or portion thereof made by a Designated Bank; and the Designating Bank shall be deemed to hold such promissory note as agent for its Designated Bank to the extent of the Loans or portion thereof funded by such Designated Bank. Each Designating Bank shall act as administrative agent for its Designated Bank and give and receive notices and other communications on its behalf. Any payments for the account of any Designated Bank shall be paid to its Designating Bank as administrative agent for such Designated Bank and neither the Company nor the Administrative Agent shall be responsible for any Designating Bank’s application of such payments. In addition, any Designated Bank may, with notice to (but without the prior written consent of) the Company and the Administrative Agent, (i) assign all or portions of its interest in any Loans to its Designating Bank or to any financial institutions consented to by the Company and the Administrative Agent that provide liquidity and/or credit facilities to or for the account of such Designated Bank to support the funding of Loans or portions thereof made by it and (ii) disclose on a confidential basis pursuant to a confidentiality agreement satisfactory in form and substance to the Company any non-public information relating to its Loans or portions thereof to any rating agency, commercial paper dealer or provider of any guarantee, surety, credit or liquidity enhancement to such Designated Bank.

(b) Each party to this Agreement agrees that it will not institute against, or join any other person in instituting against, any Designated Bank any bankruptcy, insolvency, reorganization or other similar proceeding under any federal or state bankruptcy or similar law, for one year and a day after all outstanding senior indebtedness of such Designated Bank is paid in full. The Designating Bank for each Designated Bank agrees to indemnify, save, and hold harmless each other party hereto for any loss, cost, damage and expense arising out of its inability to institute any such proceeding against such Designated Bank. This subsection (b) shall survive the termination of this Agreement.

Section 9.08. Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any “margin stock” (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

Section 9.09. Governing Law; Submission To Jurisdiction. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document and the transactions contemplated hereby and thereby shall be governed by and construed in accordance with the laws of the State of New York. The Company irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Bank or their respective Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such the Administrative Agent, each Bank and their respective Affiliates in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County and the United States District Court of the Southern District of New York, and any appellate court from any thereof. Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other

Loan Document shall affect any right that the Administrative Agent or any Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Company or its properties in the courts of any jurisdiction. The Company irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Section 9.10. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (“pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

Section 9.11. Waiver of Jury Trial. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH BANK HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.15.

Section 9.12. Confidentiality. (a) Each of the Administrative Agent and the Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any eligible assignee invited to be a Bank pursuant to Section 2.17 or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations under this Agreement, (vii) with the consent of the Company, (viii) on a confidential basis to (A) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder or (B) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section, (B) becomes available to the Administrative Agent or any Bank on a nonconfidential basis from a source other than the Company or (C) is independently discovered or developed by a party hereto without utilizing any Information received from the Company or violating the terms of this Section; provided that, unless prohibited by applicable law or court order, each Bank shall notify the Company and the Administrative Agent of any request by any regulatory authority or representative thereof (other than any such request in connection with an audit or examination of such Bank by such regulatory authority) or request pursuant to subpoena or other legal process for disclosure of any such non-public information prior to disclosure of such information so that the Company may seek an appropriate protective order. For the purposes of this Section, “Information” means all information received from the Company relating to the Company or any of its Subsidiaries or their respective businesses or Affiliates, other than any such information that is available to the Administrative Agent or any Bank on a nonconfidential basis prior to disclosure by the Company and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Banks may disclose the existence of this Agreement and information about this Agreement to service providers to the Administrative Agent or any Bank in connection with the administration of this Agreement and the Loans on a confidential basis.

(b) Each Bank acknowledges that Information furnished to it pursuant to this Agreement (including requests for waivers and amendments) may include material non–public information concerning the Company or its Subsidiaries or Affiliates, and confirms that it has developed compliance procedures regarding the use of material non–public information and that it will handle such material non–public information in accordance with those procedures and applicable law, including federal and state securities laws.

Section 9.13. USA Patriot Act. Each Bank hereby notifies the Company that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Act”), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Bank to identify the Company in accordance with the Act.

Section 9.14. No Fiduciary Duty. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Company acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, and the Banks are arm’s-length commercial transactions between the Company and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Banks, on the other hand, (B) the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Company is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Arranger and each Bank is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, any Arranger nor any Bank has any obligation to the Company or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers and the Banks and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its Affiliates, and neither the Administrative Agent, any Arranger, nor any Bank has any obligation to disclose any of such interests to the Company or its Affiliates. To the fullest extent permitted by law, the Company hereby waives and releases any claims that it may have against the Administrative Agent, any Arranger or any Bank with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.15. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

ROCKWELL AUTOMATION, INC.

By:	/s/ Steven W. Etzel
Name: Steven W. Etzel
Title: Vice President and Treasurer

Address:	1201 South Second Street
Milwaukee, Wisconsin 53204
Attention:	Rebecca W. House
Senior Vice President and General Counsel

Tel:	(414) 382-8357
E-mail:	RWHouse@ra.rockwell.com
Internet:	www.rockwellautomation.com

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Michael Contreras
Name: Michael Contreras
Title: Vice President

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as a Bank

By:	/s/ Michael Contreras
Name: Michael Contreras Title: Vice President

[Signature Page to Credit Agreement]

GOLDMAN SACHS BANK USA, as a Bank

By:	/s/ Ryan Durkin
Name: Ryan Durkin Title: Authorized Signatory

[Signature Page to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Bank

By:	/s/ Mark H. Halldorson
Name: Mark H. Halldorson Title: Director

[Signature Page to Credit Agreement]

Bank of China, Chicago Branch as a Bank

By:	/s/ Kefei Xu
Name: Kefei Xu
Title: SVP and Branch Manager

[Signature Page to Credit Agreement]

The Bank of New York Mellon, as a Bank

By:	/s/ Diane Demmler
Name: Diane Demmler Title: Director

[Signature Page to Credit Agreement]

BMO Harris Bank N.A., as a Bank

By:	/s/ Ronald J. Carey
Name: Ronald J. Carey Title: Senior Vice President

[Signature Page to Credit Agreement]

CITIBANK, N.A., as a Bank

By:	/s/ Susan Olsen
Name: Susan Olsen Title: Vice President

[Signature Page to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Bank

By:	/s/ Ming K. Chu
Name: Ming K. Chu Title: Director

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Annie Chung
Name: Annie Chung Title: Director

[Signature Page to Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Bank

By:	/s/ Joseph A. Vehec
Name: Joseph A. Vehec Title: Vice President

[Signature Page to Credit Agreement]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Bank

By:	/s/ Annie Dorval
Name: Annie Dorval Title: Authorized Signatory

[Signature Page to Credit Agreement]

U.S. Bank, National Association, as a Bank

By:	/s/ Caroline V. Krider
Name: Caroline V. Krider Title: SVP & Milwaukee Market Leader

[Signature Page to Credit Agreement]

COMERICA BANK, as a Bank

By:	/s/ John Lascody
Name: John Lascody Title: Vice President

[Signature Page to Credit Agreement]

ING Bank N.V., Dublin Branch, as a Bank

By:	/s/ Sean Hassett
Name: Sean Hassett Title: Director

By:	/s/ Shaun Hawley
Name: Shaun Hawley Title: Director

[Signature Page to Credit Agreement]

PRICING SCHEDULE

The “Euro-Dollar Margin”, “Base Rate Margin” and “Facility Fee Rate” for any day are the respective percentages set forth in the table below in the applicable row under the column corresponding to the Status that exists on such day:

Status	Level I	Level II	Level III	Level IV	Level V
Euro-Dollar Margin	0.625%	0.750%	0.875%	1.000%	1.125%
Base Rate Margin	0.000%	0.000%	0.000%	0.000%	0.125%
Facility Fee Rate	0.050%	0.060%	0.070%	0.090%	0.110%

For purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Level I Status” exists at any date if, at such date, the Company’s senior unsecured debt is rated AA- or higher by S&P or Aa3 or higher by Moody’s.

“Level II Status” exists at any date if, at such date, (i) the Company’s senior unsecured long-term debt is rated A+ or higher by S&P or A1 or higher by Moody’s and (ii) Level I Status does not exist.

“Level III Status” exists at any date if, at such date, (i) the Company’s senior unsecured long-term debt is rated A or higher by S&P or A2 or higher by Moody’s and (ii) none of Level I Status or Level II Status exists.

“Level IV Status” exists at any date if, at such date, (i) the Company’s senior unsecured long-term debt is rated A- or higher by S&P or A3 or higher by Moody’s and (ii) none of Level I Status, Level II Status or Level III Status exists.

“Level V Status” exists at any date if, at such date, no other Status exists.

“Moody’s” means Moody’s Investors Service, Inc. (or any successor thereto).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc. (or any successor thereto).

“Status” refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at any date.

The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Company without third-party credit enhancement, whether or not any such debt securities are actually outstanding, and any rating assigned to any other debt security of the Company shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date. In the event of split ratings from Moody’s and S&P, (i) if the ratings are one full rating category apart, Status shall be determined by the higher of the two ratings and (ii) if the ratings are more than one full rating category apart, Status shall be determined based on the rating at the midpoint between the two ratings, provided that if there is no rating at the midpoint between the two ratings, then the lowest of the intermediate ratings shall apply (e.g., AA-/A1 results in Level I Status, AA-/A2 results in Level II Status, and AA-/A3 results in Level III Status.) If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Banks shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the rating shall be determined by reference to the rating most recently in effect prior to such change or cessation.

COMMITMENT SCHEDULE

Bank	Commitment
Bank of America, N.A.	$150,000,000.00
Goldman Sachs Bank USA	$150,000,000.00
Wells Fargo Bank, National Association	$150,000,000.00
Bank of China, Chicago Branch	$85,000,000.00
The Bank of New York Mellon	$85,000,000.00
BMO Harris Bank N.A.	$85,000,000.00
Citibank, N.A.	$85,000,000.00
Deutsche Bank AG New York Branch	$85,000,000.00
PNC Bank, National Association	$85,000,000.00
The Toronto-Dominion Bank, New York Branch	$85,000,000.00
U.S. Bank National Association	$85,000,000.00
Comerica Bank	$60,000,000.00
ING Bank N.V., Dublin Branch	$60,000,000.00

Total:	$1,250,000,000.00

EXECUTION VERSION

EXHIBIT A

[FORM OF]

OPINION OF GENERAL COUNSEL TO THE COMPANY

November 13, 2018

To the Banks and the Administrative Agent

    Referred to Below

c/o Bank of America, N.A.,

    as Administrative Agent

Mail Code: CA5-705-04-09

555 California Street, 4th Floor

San Francisco, CA 94104

Ladies and Gentleman:

I am the Senior Vice President, General Counsel and Secretary of Rockwell Automation, Inc., a Delaware corporation (the “Company”), and in such capacity, I have acted as counsel for the Company in connection with the execution and delivery of the Five-Year Credit Agreement (the “Credit Agreement”) dated as of November 13, 2018 among the Company, the Banks listed on the signature pages thereof and Bank of America, N.A., as Administrative Agent. All the capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement. This opinion is being rendered to you at the request of the Company pursuant to Section 3.01(b)(i) of the Credit Agreement.

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion. As to questions of fact material to this opinion, I have, when relevant facts were not independently established, relied upon certifications of appropriate officers of the Company. In rendering this opinion, I have assumed the genuineness of all signatures (except the signatures on behalf of the Company on the Credit Documents (as defined below)), the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies.

Upon the basis of the foregoing, I am of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

A-1

2. The execution, delivery and performance by the Company of the Credit Agreement and the promissory notes referred to in Section 2.04(d) of the Credit Agreement and issued on the date hereof (collectively, the “Credit Documents”) and borrowing of the Loans are within the Company’s corporate powers; have been duly authorized by all necessary corporate action; require no action by or in respect of, or filing with, any governmental body, agency or official of the United States of America (other than filing a Form 8-K with the Commission); do not contravene, or constitute a default under the certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument known to me and binding upon the Company or any of its Subsidiaries; and do not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries under any such provision. The Company has duly executed and delivered the Credit Documents.

3. Except as disclosed in the Company’s report on Form 10-K for the fiscal year ended September 30, 2018, there is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable probability of an adverse decision which could materially adversely affect the business or consolidated financial position of the Company and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of the Credit Documents or the borrowing of the Loans.

4. The Company is not required to register as an “investment company” under the Investment Company Act of 1940, as amended.

I am a member of the Bar of the State of Wisconsin and do not for purposes of this opinion purport to be an expert on the laws of any other jurisdiction except the federal laws of the United States and, to the extent applicable to the opinions hereinabove expressed, the General Corporation Law of the State of Delaware. Accordingly, the foregoing opinion is limited to such matters as depend upon the application of those laws.

This opinion is rendered solely to you in connection with the above matter and may not be relied upon by you for any other purpose, or by any other Person, without my prior written consent. Notwithstanding the foregoing, this opinion may be furnished to and relied upon by permitted assignees of any Bank under the Credit Agreement and may be furnished to (but not relied upon by) auditors and attorneys of, and governmental entities having regulatory or supervisory authority over, the Persons entitled to rely on this opinion.

Very truly yours,

A-2

EXHIBIT B

[FORM OF]

OPINION OF SPECIAL COUNSEL TO THE COMPANY

November 13, 2018

To the Banks and the Administrative Agent Referred to Below c/o Bank of America, N.A., as Administrative Agent Mail Code: CA5-705-04-09 555 California Street, 4th Floor San Francisco, CA 94104

Ladies and Gentleman:

We have acted as special counsel for Rockwell Automation, Inc., a Delaware corporation (the “Company”), in connection with the Five-Year Credit Agreement (the “Credit Agreement”) dated as of November 13, 2018 among the Company, the Banks listed on the signature pages thereof, and Bank of America, N.A., as Administrative Agent. All the capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement. This opinion is being rendered to you at the request of the Company pursuant to Section 3.01(b)(ii) of the Credit Agreement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. As to questions of fact material to this opinion, we have, when relevant facts were not independently established, relied upon certifications of appropriate officers of the Company and public officials. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. In rendering this opinion, we have relied, without independent investigation, on the opinion rendered to you dated the date hereof of the Senior Vice President, General Counsel and Secretary of the Company as to the matters set forth therein and our opinion is subject to the same assumptions, qualifications and limitations as are set forth in that opinion.

Upon the basis of the foregoing, we are of the opinion that:

1. The execution, delivery and performance by the Company of the Credit Agreement and the promissory notes referred to in Section 2.04(d) of the Credit Agreement and issued on the date hereof (collectively, the “Credit Documents”) and borrowing of the Loans, require no action by or in respect of, or filing with, any governmental body, agency or official of the State of New York and do not contravene, or constitute a default under, any provision of applicable law or regulation of the State of New York.

2. Each of the Credit Documents constitutes a valid and binding agreement of the Company enforceable in accordance with its terms.

3. The borrowings under the Credit Agreement and the use of proceeds thereof as contemplated by the Credit Agreement do not violate Regulation U or X of the Board of Governors of the Federal Reserve System.

Our opinions rendered above are subject to the following qualifications and limitations:

(a) Our opinion contained herein with respect to the enforceability of the Credit Documents is subject to the following qualifications:

(i) the enforceability of the Credit Documents may be limited by the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

(ii) the enforceability of the Credit Documents may be limited by requirements of good faith, fair dealing and commercial reasonableness;

(iii) the availability of equitable remedies, including without limitation specific enforcement and injunctive relief, is subject to the discretion of the court before which any proceeding therefor may be brought; and

(iv) notwithstanding certain language of the Credit Documents, any Bank may be limited to recovering expenses with respect to compensation for funding losses, increased costs or yield protection only to the extent such expenses and compensation are reasonable.

(b) In giving the opinions set forth above, we express no opinion as to:

(i) the enforceability of any provision contained in the Credit Documents that purports to establish (or may be construed to establish) evidentiary standards;

(ii) the enforceability of forum selection clauses in Federal courts or any provisions of the Credit Documents waiving claims that any court is an inconvenient forum for proceedings;

(iii) the legality, validity, binding effect or enforceability of any provisions of the Credit Documents insofar as they provide for the payment or reimbursement of costs and expenses or indemnification for claims, losses, or liabilities in excess of a reasonable amount determined by any court or other tribunal or to the extent such indemnification is against public policy;

(iv) the enforceability under certain circumstances of provisions indemnifying a party against liability for its own wrongful or grossly negligent acts;

(v) the compliance or non-compliance with any financial tests, ratios or covenants in the Credit Documents;

(vi) the effect of the compliance or non-compliance of the Administrative Agent or any Bank with any state or U.S. federal laws or regulations (including, without limitation, any unpublished order, decree, or directive issued by any governmental authority) applicable to the Administrative Agent or any Bank because of its legal or regulatory status, the nature of its business, or its authority to conduct business in any jurisdiction.

(c) Our opinions contained above are based upon a review of Regulation U and X of the Board of Governors of the Federal Reserve System and those statutes, rules and regulations of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Credit Documents.

(d) We do not express any opinion with respect to the law of any jurisdiction other than the laws of the State of New York. Without limiting the generality of the foregoing, we express no opinion concerning the laws of any other jurisdiction in which any Bank may be located or in which enforcement of the Credit Documents may be sought which limits the amount of interest that may be legally charged or collected.

(e) In rendering our opinions we have not made any investigation of, and express no opinion concerning, (i) laws, rules and regulations relating to health, safety, the environment, environmental contamination, land use or construction, (ii) any state securities or “blue sky” laws or (iii) any laws, rules and regulations promulgated by political subdivisions of the State of New York.

This opinion is furnished solely for your benefit and is not to be relied upon by any other person or entity without our written consent. Notwithstanding the foregoing, but subject to the following sentence, this opinion may be furnished to and relied upon by permitted assignees of any Bank under the Credit Agreement and may be furnished to (but not relied upon by) auditors and attorneys of, and governmental entities having regulatory or supervisory authority over, the Persons entitled to rely on this opinion. This opinion may be relied upon solely as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for any addressee or any other person.

Very truly yours,

EXHIBIT C

[FORM OF]

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Bank][their respective capacities as Banks] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Bank)][the respective Assignors (in their respective capacities as Banks)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

1.	Assignor[s]:

[Assignor [is] [is not] a Defaulting Bank]

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Bank]]

3.	Borrower: Rockwell Automation, Inc.

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.

Credit Agreement: Five-Year Credit Agreement, dated as of November 13, 2018, among Rockwell Automation, Inc., the Banks from time to time party thereto and Bank of America, N.A., as Administrative Agent.

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Aggregate Amount of Commitment for all Banks[7]		Amount of Commitment Assigned		Percentage Assigned of Commitment[8]		CUSIP Number
		$	________________	$	_________	____________	%
		$	________________	$	_________	____________	%
		$	________________	$	_________	____________	%

[5]	List each Assignor, as appropriate.
[6]	List each Assignee and, if available, its market entity identifier, as appropriate.
[7]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[8]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Banks thereunder.

[7.	Trade Date: __________________][9]

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[9]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][10]
[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S][11]
[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[10]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
[11]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

[Consented to and][12] Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

[12]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION AGREEMENT

1. Representations and Warranties.

1.1. Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Bank; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents [or any collateral thereunder], (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee.

(1) [The][Each] Assignee represents and warrants that:

(i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement;

(ii) it meets all the requirements to be an assignee under Section 9.06(c) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.06(c) of the Credit Agreement);

(iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Bank thereunder;

(iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type;

Annex 1 to Exhibit C-1

(v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Sections 5.01(a) and 5.01(b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest;

(vi) it has, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest; and

(vii) if it is a Bank organized under the laws of a jurisdiction outside the United States, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee.

(2) [The][Each] Assignee agrees that:

(i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; and

(ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or in electronic (“pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

Annex 1 to Exhibit C-2

EXHIBIT D

[FORM OF]

DESIGNATION AGREEMENT

Dated as of                     ,

Reference is made to the Five-Year Credit Agreement dated as of November 13, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Rockwell Automation, Inc., a Delaware corporation (the “Company”), the Banks from time to time party thereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings given to them in in the Credit Agreement.

                     (the “Designator”) and                     (the “Designee”) agree as follows:

1. The Designator designates the Designee as its Designated Bank under the Credit Agreement and the Designee accepts such designation.

2. The Designator makes no representations or warranties and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

3. The Designee (i) confirms that it is an Eligible Designee; (ii) appoints and authorizes the Designator as its administrative agent and attorney-in-fact and grants the Designator an irrevocable power of attorney to receive payments made for the benefit of the Designee under the Credit Agreement and to deliver and receive all communications and notices under the Credit Agreement, if any, that the Designee is obligated to deliver or has the right to receive thereunder; (iii) acknowledges that the Designator retains the sole right and responsibility to vote under the Credit Agreement, including, without limitation, the right to approve any amendment or waiver of any provision of the Credit Agreement; and (iv) agrees that the Designee shall be bound by all such votes, approvals, amendments and waivers and all other agreements of the Designator pursuant to or in connection with the Credit Agreement, all subject to Section 9.05 of the Credit Agreement.

4. The Designee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Article 4 or delivered pursuant to Article 5 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement and (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Designator or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action it may be permitted to take under the Credit Agreement.

5. Following the execution of this Designation Agreement by the Designator and the Designee and the consent hereto by the Company, it will be delivered to the Administrative Agent for its consent. This Designation Agreement shall become effective when the Administrative Agent and the Company consent hereto or on any later date specified on the signature page hereof.

6. Upon the effectiveness hereof, the Designee shall have the right to make Loans or portions thereof as a Bank pursuant to Section 2.01 of the Credit Agreement and the rights of a Bank related thereto. The making of any such Loans or portions thereof by the Designee shall satisfy the obligations of the Designator under the Credit Agreement to the same extent, and as if, such Loans or portions thereof were made by the Designator.

7. This Designation Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Designation Agreement by facsimile or in electronic (“pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Designation Agreement. This Designation Agreement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties have caused this Designation Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

Effective Date:                    ,

[NAME OF DESIGNATOR]

By:
Name:
Title:

[NAME OF DESIGNEE]

By:
Name:
Title:

The undersigned consent to the foregoing designation.

ROCKWELL AUTOMATION, INC.

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT E

[FORM OF]

EXTENSION AGREEMENT

[Date]

Rockwell Automation, Inc.

1201 South Second Street

Milwaukee, Wisconsin 53204

Attention: Rebecca W. House, Senior Vice President and General Counsel

Telephone: 414-382-8357

Electronic Mail: RWHouse@ra.rockwell.com

Bank of America, N.A.,

as Administrative Agent

Agency Management, Mail Code: CA5-705-04-09

555 California Street, 4th Floor

San Francisco, CA 94104

Attention: Linda Mackey

Telephone: 415-436-3102

Telecopier: 415-503-5009

Electronic Mail: linda.z.mackey@baml.com

Acceptance of Termination Date Extension Request

Reference is made to the Five-Year Credit Agreement dated as of November 13, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Rockwell Automation, Inc., a Delaware corporation (the “Company”), the Banks from time to time party thereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

The undersigned Banks have received a copy of the Company’s Extension Request delivered to the Administrative Agent on [•], 20[•] pursuant to Section 2.18(a) of the Credit Agreement and, pursuant to Section 2.18(b) of the Credit Agreement, hereby agree to the extension of the Termination Date to [•], 20[•].

This Extension Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Extension Agreement by facsimile or in electronic (“pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Extension Agreement. This Extension Agreement shall be construed in accordance with and governed by the law of the State of New York.

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Very truly yours,

[Name of Bank],
as a Bank

By:
Name:
Title:

[for Banks requiring two signature blocks]

By:
Name:
Title:

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Accepted and agreed as of the date first written above:

ROCKWELL AUTOMATION, INC.

By
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By
Name:
Title:

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